                                  Exhibit 2.02

                      FIRST AMENDMENT TO THE INTERESTS FOR
                            STOCK PURCHASE AGREEMENT

            ACQUISITION OF THE MEMBERSHIP INTERESTS OF IRVINE OPTICAL
                                 COMPANY LLC BY
                             BROOKS AUTOMATION, INC.


     THIS FIRST AMENDMENT TO THE INTERESTS FOR STOCK PURCHASE AGREEMENT (this "Amendment") is dated as of July 20, 2000 by and among Brooks Automation, Inc., a Delaware corporation ("Buyer"), Irvine Optical Company LLC, a California limited liability company (the "Company"), Ronald A. McIntyre, Christopher G. McIntyre and The Peninsula Fund Limited Partnership, a Delaware limited partnership ("Peninsula"). Ronald A. McIntyre, Christopher G. McIntyre and Peninsula are sometimes collectively referred to herein as the "Sellers." Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Original Purchase Agreement (as defined herein).

     WHEREAS, Buyer, the Company and the Sellers are parties to that certain Interests for Stock Purchase Agreement dated May 5, 2000 (the "Original Purchase Agreement");

     WHEREAS, the parties hereto desire to amend the Original Purchase Agreement to account for an error in the calculation of the Company Liabilities.

     NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree with each other as follows:

     1. AMENDMENT. The Original Purchase Agreement is hereby amended as follows:

     a. Section 1.1(a) of the Original Purchase Agreement is hereby amended by replacing the reference to "$17,911,494.53" in the second sentence with $18,000,000.

     b. Section 1.1(a)(i) of the Original Purchase Agreement is hereby amended by replacing the reference to "30,749" with 30,901.

     c. Section 1.1(a)(ii) of the Original Purchase Agreement is hereby amended by replacing the reference to "276,744" with 278,112.

     d. Section 2.8 of the Original Purchase Agreement is hereby amended by replacing the reference to "$7,088,505.47" in the second sentence with $7,000,000.00.

     e. Section 5.14 the Original Purchase Agreement is hereby amended by replacing all references to "$7,088,505.47" with $7,000,000.00.

     d. EXHIBIT A of the Original Purchase Agreement is hereby deleted in its entirety and is replaced with Exhibit A attached hereto.

2. COUNTERPARTS. This Amendment may be executed in one or more counterparts and shall be effective and enforceable against any party who has executed a counterpart hereof.

3. GOVERNING LAW. This Amendment shall be governed by and interpreted in accordance with the internal laws of the State of Massachusetts, without regard to principles of conflicts of laws thereof.

4. CONTINUANCE OF TERMS OF THE ORIGINAL PURCHASE AGREEMENT AND ANCILLARY AGREEMENTS. Except as provided herein, the Original Purchase Agreement and the Ancillary Agreements and each and every term thereof shall continue in full force and effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                  BUYER:

                                  BROOKS AUTOMATION, INC.


                                  By: /s/ Ellen B. Richstone
                                      ------------------------------------------
                                  Name: Ellen B. Richstone
                                  Title: Senior Vice President and
                                  Chief Financial Officer

                                  COMPANY:

                                  IRVINE OPTICAL COMPANY LLC


                                  By: /s/ Robert J. Therrien
                                      ------------------------------------------
                                  Name: Robert J. Therrien
                                  Title: Manager


                                  SELLERS:


                                  /s/ Ronald A. McIntyre
                                  ----------------------------------------------
                                  Ronald A. McIntyre



                                  /s/ Christopher G. McIntyre
                                  ----------------------------------------------
                                  Christopher G. McIntyre


                     THE PENINSULA FUND LIMITED PARTNERSHIP

                                  By: Peninsula Capital Partners L.L.C.
                                      ------------------------------------------
                                  Its General Partner

                                      By: /s/ S. Reilly
                                          ---------------------
                                      Name: S. Reilly
                                      Title: President

                                    EXHIBIT A

                          LIST OF HOLDERS OF INTERESTS

                                                                                   No. of        No. of
                                                                                   Purchase      Purchase       Total No.
                                            Percentage          Units/Other        Shares at     Shares in      of Purchase
      Name and Address                       Interest            Interests         Closing       Escrow         Shares
      ----------------                       --------            ---------         -------       ------         ------
Ronald A. McIntyre                             38.45%             900 units        106,941       11,882         118,823
27110 Bidwell Lane
Valencia, CA 91354

Christopher G. McIntyre                         4.27%             100 units         11,883        1,320          13,203
449 Missouri Avenue, Apt. 2
Cincinnati, OH 45226

The Peninsula Fund Limited                     57.28%           Warrant for        159,288       17,699         176,987
Partnership                                                       units and
c/o Peninsula Capital Partners                                 subordinated
L.L.C.                                                                 debt
The Buhl Building
535 Griswold Street Suite 2050
Detroit, MI 48226
                                  TOTAL:         100%           1,000 units        278,112       30,901         309,013
                                                                        and
                                                               subordinated
                                                                       debt

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                               INTERESTS FOR STOCK
                               PURCHASE AGREEMENT

                   ACQUISITION OF THE MEMBERSHIP INTERESTS OF
                           IRVINE OPTICAL COMPANY LLC
                                       BY
                             BROOKS AUTOMATION, INC.



                               DATED: May 5, 2000


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




                     INTERESTS FOR STOCK PURCHASE AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page

RECITALS    1


ARTICLE 1.  PURCHASE AND SALE OF INTERESTS.....................................1

            1.1   PURCHASE OF THE INTERESTS....................................1
            1.2   TIME AND PLACE OF CLOSING....................................2
            1.3   DELIVERY OF INTERESTS........................................2
            1.4   FURTHER ASSURANCES...........................................2

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS..........3

            2.1   ORGANIZATION AND QUALIFICATION OF COMPANY AND PENINSULA......3
            2.2   CAPITALIZATION OF COMPANY; MEMBER LIST.......................3
            2.3   SUBSIDIARIES; OTHER INVESTMENTS..............................4
            2.4   AUTHORIZATION OF TRANSACTION.................................4
            2.5   PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS.................5
            2.6   NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS.........5
            2.7   FINANCIAL STATEMENTS.........................................6
            2.8   ABSENCE OF UNDISCLOSED LIABILITIES...........................7
            2.9   CONDUCT OF BUSINESS; ABSENCE OF CERTAIN CHANGES..............7
            2.10  TAXES........................................................9
            2.11  TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES.........11
            2.12   COLLECTIBILITY OF RECEIVABLES..............................12
            2.13  INVENTORIES.................................................13
            2.14  INTELLECTUAL PROPERTY RIGHTS................................13
            2.15  CONTRACTS AND COMMITMENTS...................................17
            2.16  LABOR AND EMPLOYEE RELATIONS................................19
            2.17  EMPLOYEE BENEFITS...........................................20
            2.18  ENVIRONMENTAL MATTERS.......................................23
            2.19  GOVERNMENTAL AUTHORIZATIONS.................................25
            2.20  WARRANTY OR OTHER CLAIMS....................................25
            2.21  LITIGATION..................................................25
            2.22  BORROWINGS AND GUARANTEES...................................26
            2.23  FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY..........26
            2.24  INSURANCE...................................................26
            2.25  MINUTE BOOKS................................................27
            2.26  FINDER'S FEE................................................27
            2.27  TRANSACTIONS WITH INTERESTED PERSONS........................27
            2.28  ABSENCE OF SENSITIVE PAYMENTS...............................28
            2.29  POOLING.....................................................28
            2.30  DISCLOSURE OF MATERIAL INFORMATION..........................28
            2.31  NET TANGIBLE ASSETS.........................................28

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BUYER...........................29

            3.1   ORGANIZATION OF BUYER.......................................29
            3.2   AUTHORIZATION OF TRANSACTION................................29
            3.3   NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS........29
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INTERESTS FOR STOCK PURCHASE AGREEMENT                                  Page (i)

            3.4   CAPITALIZATION OF BUYER; PURCHASE SHARES....................29
            3.5   REPORTS AND FINANCIAL STATEMENTS............................29
            3.6   FINDER'S FEE................................................30
            3.7   LITIGATION..................................................30

ARTICLE 4. COVENANTS OF THE COMPANY AND THE SELLER............................30

            4.1   CONDUCT OF BUSINESS.........................................30
            4.2   ACCESS TO INFORMATION.......................................33
            4.3   GOVERNMENTAL PERMITS AND APPROVALS; CONTRACT CONSENTS.......33
            4.4   MAINTENANCE OF GOVERNMENT AUTHORIZATIONS....................33
            4.5   COLLECTION OF RECEIVABLES...................................34
            4.6   EMPLOYEE COMPENSATION.......................................34
            4.7   BREACH OF REPRESENTATIONS AND WARRANTIES....................34
            4.8   AGREEMENTS WITH RESPECT TO AFFILIATES.......................34
            4.9   CERTAIN FILINGS.............................................34
            4.10  POOLING ACCOUNTING TREATMENT................................34
            4.11  CONSUMMATION OF AGREEMENT...................................35

ARTICLE 5. CONDITIONS TO OBLIGATIONS OF BUYER.................................35

            5.1   DUE DILIGENCE REVIEW........................................35
            5.2   REPRESENTATIONS; WARRANTEES; COVENANTS......................35
            5.3   RESIGNATIONS OF OFFICERS AND MANAGERS.......................35
            5.4   RELEASES....................................................36
            5.5   OPINION OF SELLERS' COUNSEL.................................36
            5.6   NONCOMPETITION AGREEMENTS...................................36
            5.7    ESCROW AGREEMENT...........................................36
            5.8   EMPLOYEE BENEFITS...........................................36
            5.9   OPINIONS OF ACCOUNTANTS; POOLING............................37
            5.10  AFFILIATE AND LOCKUP AGREEMENTS.............................37
            5.11  ABSENCE OF CERTAIN LITIGATION...............................37
            5.12  NO BANKRUPTCY...............................................38
            5.13  GOVERNMENTAL APPROVALS, THIRD PARTY CONSENTS................38
            5.14  LIABILITIES NOT EXCEEDING $7,088,505.47.....................38
            5.15  PENINSULA NOTE AND PENINSULA WARRANT........................38

ARTICLE 6.  CONDITIONS TO OBLIGATIONS OF THE SELLERS..........................38

            6.1   REPRESENTATIONS; WARRANTEES; COVENANTS......................38
            6.2   ABSENCE OF CERTAIN LITIGATION...............................38
            6.3   OPINION OF BUYERS' COUNSEL..................................39

ARTICLE 7.  INDEMNIFICATION...................................................39

            7.1   DEFINITIONS.................................................39
            7.2   INDEMNIFICATION BY SELLERS..................................40
            7.3   DEFENSE OF THIRD PARTY ACTIONS..............................41
            7.4   MISCELLANEOUS...............................................42
            7.5   PAYMENT OF INDEMNIFICATION..................................43
            7.6   EXCLUSIVE REMEDY............................................43

ARTICLE 8.  TERMINATION OF AGREEMENT..........................................43

            8.1   TERMINATION.................................................43
            8.2   EFFECT OF TERMINATION.......................................43
            8.3   RIGHT TO PROCEED............................................44

ARTICLE 9.  REGISTRATION......................................................44
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INTERESTS FOR STOCK PURCHASE AGREEMENT                                 Page (ii)

            9.1   REGISTRATION................................................44
            9.2   CONDITIONS OF BUYER'S OBLIGATIONS TO REGISTER SHARES........44
            9.3   EXPENSES....................................................44
            9.4   STATE SECURITIES LAWS.......................................45
            9.5   INDEMNIFICATION AND CONTRIBUTION............................45
            9.6   MISCELLANEOUS PROVISIONS REGARDING REGISTRATION.............47
            9.7   SURVIVAL OF ARTICLE.........................................47

ARTICLE 10.  MISCELLANEOUS....................................................47

            10.1  SURVIVAL OF WARRANTIES......................................47
            10.2  FEES AND EXPENSES...........................................47
            10.3  NOTICES.....................................................49
            10.4  PUBLICITY AND DISCLOSURES...................................49
            10.5  CONFIDENTIALITY.............................................49
            10.6  TIME PERIOD.................................................49
            10.7  ENTIRE AGREEMENT............................................49
            10.8  SEVERABILITY................................................50
            10.9  ASSIGNABILITY...............................................50
            10.10 AMENDMENT...................................................50
            10.11 GOVERNING LAW...............................................50
            10.12 REMEDIES....................................................50
            10.13 LISTING OF PURCHASE SHARES..................................50
            10.14 COUNTERPARTS................................................50
            10.15 EFFECT OF TABLE OF CONTENTS AND HEADINGS....................50

SIGNATURE PAGE................................................................52

SCHEDULES.....................................................................53





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INTERESTS FOR STOCK PURCHASE AGREEMENT                                Page (iii)

                     INTERESTS FOR STOCK PURCHASE AGREEMENT

         THIS AGREEMENT, entered into as of May 5, 2000 (this "Agreement"), among BROOKS AUTOMATION, INC., a Delaware corporation ("Buyer"), IRVINE OPTICAL COMPANY LLC, a California limited liability company (the "Company"), and each of the persons listed on EXHIBIT A hereto, being the holders of all of the membership and equity interests of the Company (the "Sellers").


                                    RECITALS


         WHEREAS, Ronald A. McIntyre and Christopher G. McIntyre (the "McIntyres") collectively own all of the membership interests of the Company (the "Units"), and are willing to sell the Units to Buyer; and

         WHEREAS, The Peninsula Fund Limited Partnership, a Delaware limited partnership ("Peninsula"), is the holder of (i) a Second Amended and Restated Senior Subordinated Note, dated January 1, 1999 (the "Peninsula Note"), given by the Company in the principal amount of $5,750,000 and (ii) a Warrant, dated January 1, 1999 (the "Peninsula Warrant," and collectively with the Units, the "Interests"), to purchase a number of the Units equal to 36.32% of all Units after such purchase, and is willing to transfer the Peninsula Warrant and the Peninsula Note to Buyer in exchange for the consideration listed herein; and

         WHEREAS, Buyer wishes to acquire all the Interests;

         NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1. PURCHASE AND SALE OF INTERESTS

1.1      PURCHASE OF THE INTERESTS.

              (a) Subject to the provisions of this Agreement, each of the Sellers severally agrees to sell, and Buyer agrees to purchase, at the Closing (as defined in Section 1.2 hereof), the Interests as set forth next to such Seller's name on EXHIBIT A hereto (including, but not limited to, the rights to profits accrued thereon until the Closing) in exchange for the number of shares of Buyer's Common Stock, $.01 par value ("Buyer's Common Stock") indicated next to each Seller's name on EXHIBIT A (the "Purchase Shares" or collectively the "Purchase Price"). The aggregate Purchase Price of the transaction was calculated by dividing $17,911,494.53 by the value of the Common Stock, valued for this purpose of the transactions contemplated hereby at $58 1/4 per share and rounded to the nearest whole number. The Purchase Shares shall be payable as follows:

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INTERESTS FOR STOCK PURCHASE AGREEMENT                                    Page 1

                    (i) at the Closing, 10% of the Purchase Shares (or 30,749 shares of Buyer's Common Stock) (the "Escrow Fund") shall be delivered to State Street Bank and Trust Company, or another mutually acceptable institution, as escrow agent ("Escrow Agent") under and subject to the terms of the Escrow Agreement to be entered into pursuant to Section 5.7 hereof (the "Escrow Agreement"); and

                    (ii) at the Closing, 90% of the Purchased Shares (or 276,744 shares of Buyer's Common Stock) shall be paid to the Sellers in accordance with EXHIBIT A hereto.

         1.2 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (herein called the "Closing") shall be held at the offices of Brown, Rudnick, Freed & Gesmer at One Financial Center, Boston, Massachusetts at 10:00 a.m. on May 5, 2000 or at such other place, date or time as may be fixed by mutual agreement of the parties (the "Closing Date"); provided, however, that in no event shall the Closing Date be extended beyond May 15, 2000.

         1.3 DELIVERY OF INTERESTS. At the Closing, the Sellers shall deliver or cause to be delivered to Buyer, among other things:

              (a) any documents or certificates evidencing ownership of all Interests in the Company owned by any Seller, including, without limitation, the Units and the originally signed Peninsula Warrant and originally signed Peninsula Note;

              (b) such other documents as may be required to effect a valid transfer of all Interests by the Sellers free and clear of any and all Encumbrances (as defined in Section 2.6 hereof);

              (c) general releases by all officers, managers and members of the Company of any liability of the Company to them, or any claim that they may have against the Company, except for accrued but unpaid compensation and benefits as specified in the attached SCHEDULE 1.3; and

              (d) such other documents as may be required elsewhere in this Agreement or may be reasonably requested by counsel to Buyer.

         1.4 FURTHER ASSURANCES. Sellers from time to time after the Closing, at the request of Buyer and without further consideration, shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 1.3) and take such other action as Buyer may reasonably require to more effectively transfer the Interests to the Buyer.

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS.

         2.1 ORGANIZATION AND QUALIFICATION OF COMPANY AND PENINSULA. The Company and each of the Sellers hereby jointly and severally represent and warrant to Buyer as follows:

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INTERESTS FOR STOCK PURCHASE AGREEMENT                                    Page 2

              (a) The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of California, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of the Company's Articles of Organization, as amended to date, and of the Company's Operating Agreement, as amended to date, certified by the Company's President, copies of which are attached as SCHEDULE 2.1 hereto, are complete and correct. The Company is duly qualified to do business and in good standing as a foreign limited liability company in each of the jurisdictions identified on SCHEDULE 2.1 and it is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction in which the failure to be so licensed or qualified would have a material adverse effect on the Company's business or properties.

              (b) Peninsula is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. Peninsula is duly qualified to do business and in good standing as a foreign limited partnership in each of the jurisdictions where the failure to be so qualified would have a material adverse effect on the business or condition (financial or otherwise), properties or operations of Peninsula.

         2.2 CAPITALIZATION OF COMPANY; MEMBER LIST.

              (a) As of the date hereof, the membership interests in the Company of every type or description are as described on EXHIBIT A hereto, and are held beneficially and of record by the person identified thereon. All Interests were issued in compliance with applicable Federal and state securities laws and were not issued in violation of any person's preemptive rights. Except as set forth on SCHEDULE 2.2, there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or any Seller to purchase or acquire, or preemptive rights with respect to the issuance or sale of, Interests of the Company, or which obligate or may obligate the Company to issue any Interests or any securities convertible into or evidencing the right to subscribe for Interests, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for Interests of the Company, (iii) agreements relating to the voting of the Company's Interests, (iv) restrictions on the transferability of the Company's Interests (by agreement, statute or otherwise), or (v) other agreements among the Sellers or any other person relating to the Interests.

              (b) The Interests to be delivered by Sellers to Buyer pursuant to this Agreement will, when delivered against payment of the Purchase Price, be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all Encumbrances.

         2.3 SUBSIDIARIES; OTHER INVESTMENTS.

              (a) SCHEDULE 2.3 sets forth for each corporation, limited liability company or other business enterprise with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of a sufficient amount of the ownership interest to elect all of the

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INTERESTS FOR STOCK PURCHASE AGREEMENT                                    Page 3
directors or other persons who manage such enterprise (a "Subsidiary"), its name and jurisdiction of organization and the type, number and percentage of ownership interest owed by the Company.

              (b) Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Except as set forth in SCHEDULE 2.3, each Subsidiary is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify would not, individually or in the aggregate, have a material adverse effect on the Company's business. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Except as disclosed in SCHEDULE 2.3, the Company has delivered to Buyer correct and complete copies of the organizational documents including, without limitation, certificates of incorporation, certificates of formation, bylaws, operating agreements and partnership agreements (collectively referred to herein as "Organizational Documents") of each Subsidiary, as amended to date. All interest in each Subsidiary that is owned of record or beneficially by the Company is owned free and clear of any Encumbrances. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any interest in any Subsidiary. No Subsidiary is in default under or in violation of any provision of its Organizational Documents.

              (c) Except as set forth in SCHEDULE 2.3, the Company does not control directly or indirectly or have any direct or indirect equity or similar participation in any corporation, limited liability company, joint venture, partnership, trust or other business enterprise which is not a Subsidiary.

         2.4 AUTHORIZATION OF TRANSACTION. Except as set forth on SCHEDULE 2.4, the Company has the full power and authority to execute, deliver and perform this Agreement and the other agreements to be executed and delivered pursuant to this Agreement (the "Ancillary Agreements"), to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. Each of the Sellers has the unrestricted and absolute power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements and to perform his or its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action has been taken by each Seller and the Company to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. The Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by the Company and each Seller and the Agreement is the legal, valid and binding obligation of the Company and each Seller, enforceable against the Company and each Seller in accordance with its terms.

         2.5 PRESENT COMPLIANCE WITH OBLIGATIONS AND LAWS. Except as set forth on SCHEDULE 2.5, neither the Company nor any Subsidiary is: (a) in violation of its Organizational Documents; (b)

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INTERESTS FOR STOCK PURCHASE AGREEMENT                                    Page 4
in default in the performance of any obligation, agreement or condition of any debt instrument which (with or without the passage of time or the giving of notice) affords to any person the right to accelerate any indebtedness or terminate any right; (c) in default of or in breach of (with or without the passage of time or the giving of notice) any other contract to which it is a party or by which it or its assets are bound; (d) in violation of any foreign or domestic court order, judgment, administrative or judicial order, writ, decree, stipulation, arbitration award or injunction (collectively, "Court Orders") applicable to the Company or any Subsidiary or their respective business or assets; or (e) in violation of any foreign or domestic license, permit, order, franchise agreement, concession, grant, authorization, consent or approval (collectively, "Government Authorizations") that is held by the Company or any Subsidiary applicable to Company or any Subsidiary or their respective businesses or assets. Each of the Company and each Subsidiary has conducted and is now conducting its business and the ownership and operation of its assets in compliance with all applicable foreign and domestic statutes, laws, ordinances, rules and regulations (collectively, "Laws"). All notices and complaints of violations or alleged violations of Law received by the Company or any Subsidiary within the last three (3) years are attached to SCHEDULE 2.5, together with a description of the status and disposition of such matters.

         2.6 NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS.

              (a) Neither the execution, delivery and performance of this Agreement or any Ancillary Agreement, nor the performance of the transactions contemplated hereby, will: (i) conflict with or constitute a violation of any provision of the Organizational Documents of the Company or any Subsidiary or any resolutions of their respective Board of Directors or other governing bodies; (ii) require any consent, approval or authorization of or declaration, filing or registration with any person other than any governmental authority, whether national, regional, state, local or other political subdivision or agency of the United States of America (each a "Government Authority"), including consents of parties to loans, contracts, leases, licenses and other agreements; (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under, any debt instrument to which the Company or any Subsidiary is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other agreement, instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of the assets of any of them are bound; (v) result in the creation of any lien, option (including right of first refusal or first offer), encumbrance, charge, restriction, mortgage, pledge, security interest, title exception, restriction, claim or charge of any kind or character (each an "Encumbrance") upon any Units or any of the assets of the Company or any Subsidiary; (vi) contravene, conflict with, or result in a violation of any Court Order or Law, or give any Government Authority, or any other person, the right to exercise any remedy or obtain any relief under any Court Order or Law, to which the Company, any Subsidiary or Sellers are subject or by which the properties or assets of the Company or any Subsidiary are bound; or (vii) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Government Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization.

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INTERESTS FOR STOCK PURCHASE AGREEMENT                                    Page 5

              (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by the Company and Sellers do not require the consent, waiver, approval, authorization, exemption of or giving of notice to any Governmental Authority except as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

         2.7 FINANCIAL STATEMENTS.

              (a) Attached as SCHEDULE 2.7(a) hereto are the following consolidated and consolidating financial statements of the Company and all Subsidiaries (audited or unaudited as indicated), together with all related compilations, reviews and other reports issued by the Company's independent certified public accountants with respect thereto:

                    (i) audited balance sheets as of December 31, 1998 and 1999 and audited statements of operations, statements of members deficits, and statements of cash flow for each of the twelve month periods then ended (including the footnotes thereto); and

                    (ii) unaudited interim balance sheet as of March 31, 2000 and unaudited interim income statement and statement of cash flow for the three
(3) months ended March 31, 2000, excluding footnotes and year-end adjustments.

              (b) Attached as SCHEDULE 2.7(b) hereto are consolidated and consolidating financial statements of the Company and all Subsidiaries for each fiscal quarter for the three (3) most recent fiscal years, and other historical financial information as is required with respect to the business of the Company by Item 7 of Form 8-K and Regulation S-X of the Securities Exchange Act of 1934, as amended, for a business combination described in Item 2 of Form 8-K, including any information required in order for Buyer to prepare pro forma financial information required by Item 7 of Form 8-K.

              (c) All of the financial statements in paragraphs (a) and (b) above (including the footnotes thereto) are complete and correct and present fairly the assets, liabilities, financial position of the Company and all Subsidiaries on the date of such statements, and the results of operations and changes in the financial condition of the Company and all Subsidiaries for the periods covered thereby, and such financial statements have been prepared in accordance with generally accepted United States accounting principles ("GAAP") consistently applied throughout the periods involved and prior periods, excluding footnotes and year-end adjustments.

              (d) The balance sheet dated December 31, 1999 (the "Base Balance Sheet Date") included in the above financial statements is sometimes referred to hereinafter as the "Base Balance Sheet."

              (e) The books of account of the Company for the past three (3) years are complete and correct in all material respects and have been maintained on a consistent basis. All auditor's letters to management of the Company for the past three (3) years and other significant

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

correspondence from or to such auditors during such period, if any, are attached as SCHEDULE 2.7(e) hereto.

         2.8 ABSENCE OF UNDISCLOSED LIABILITIES. Neither the Company nor any Subsidiary has liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except liabilities: (a) stated or adequately reserved against on the Base Balance Sheet; or (b) disclosed on SCHEDULE 2.8 hereto (collectively, the "Company Liabilities"). The Company Liabilities, excluding trade liabilities incurred in the ordinary course of business and the Company's severance obligation to Douglas Schram, do not exceed $7,088,505.47. There is no fact which presently materially adversely affects, or in the future (so far as can now be reasonably foreseen) may materially adversely affect, the business, properties, operations or conditions, financial or otherwise, of the Company which has not been specifically disclosed herein or in a schedule hereto.

         2.9 CONDUCT OF BUSINESS; ABSENCE OF CERTAIN CHANGES. Since the Base Balance Sheet Date, the McIntyres, the Company and the Subsidiaries have conducted the business of the Company and the Subsidiaries only in the ordinary course of business, consistent with prior practices. Whether or not in the ordinary course of business, since the Base Balance Sheet Date there has not been any change in the financial condition, including working capital, earnings, reserves, properties, assets, liabilities, business or operations, of the Company or any Subsidiary which change, by itself or in conjunction with all other such changes, has been materially adverse with respect to the Company or any Subsidiary. Without limiting the generality of the foregoing, except as disclosed on SCHEDULE 2.9 hereto, since the Base Balance Sheet Date there has not been:

              (a) any amendment to the Organizational Documents of the Company or any Subsidiary;

              (b) any contingent liability incurred by the Company or any Subsidiary as guarantor or otherwise with respect to the obligations of others;

              (c) any Encumbrance placed on any of the properties of the Company or any Subsidiary which remains in existence on the date hereof;

              (d) any obligation or liability incurred by the Company or any Subsidiary other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

              (e) any sale or other disposition, or any agreement or other arrangement for the sale or other disposition, of any of the properties or assets of the Company or any Subsidiary other than in the ordinary course of business;

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

              (f) any capital expenditure or commitment in excess of $25,000 with respect to any individual item or in excess of $50,000 with respect to all such items, or any lease or agreement to lease any assets with an annual rental in excess of $10,000 with respect to any individual item or in excess of $50,000 with respect to all such items;

              (g) any damage, destruction or loss, whether or not covered by insurance, of any of the assets or business of the Company or any Subsidiary;

              (h) any distribution of cash or property to any member on account of the member's Interest or any issuance of any securities of the Company;

              (i) any labor trouble or claim of unfair labor practices involving the Company or any Subsidiary;

              (j) any change in the compensation or other amounts payable or to become payable by the Company to any of its managers, members, employees or agents; or any change in any bonus, pension or profit sharing payment, entitlement or arrangement made to or with any of such managers, members, employees or agents; or any grant of any loans or severance or termination pay or any entrance into or variation of the terms of any employment agreement or adoption of or increase in, the benefits under any Benefit Plan (as defined in Section 2.17 hereof);

              (k) any change with respect to the management or supervisory personnel of the Company or any Subsidiary;

              (l) any payment or discharge of a material Encumbrance, obligation or liability of the Company or any Subsidiary which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

              (m) any obligation or liability incurred by the Company or any Subsidiary to any of its respective managers, members, officers, directors or shareholders or any loans or advances made by the Company or any Subsidiary to any such persons, except normal compensation and expense allowances;

              (n) any write-downs of the value of any inventory (including write-downs by reason of shrinkage or mark-down) or write-offs as uncollectible of any notes or accounts receivable, except for write-downs or write-offs that are in the aggregate less than $25,000 incurred in the ordinary course of business;

              (o) any disposal, sale, assignment, license or lapse of any rights to the use of any trademark, tradename, patent, copyright, license or disposal, sale, assignment, or license of or disclosure to any person other than Buyer of any trade secret, technology, formula, process, know-how or other confidential information not theretofore a matter of public knowledge other than pursuant to confidentiality agreements;

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

              (p) any change in any method of accounting or accounting practice, whether or not such change was permitted by GAAP; or

              (q) any agreement, whether in writing or otherwise, to take any action described in this Section 2.9.

         2.10 TAXES. "Taxes" shall mean all taxes, charges, fees, Encumbrances, liens, customs, duties or other assessments, however denominated, including any interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government, or any agency or political subdivision of any such government (a "Tax Authority"), which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

              (a) The Company and each Subsidiary has filed or caused to be filed with the appropriate Tax Authorities in a timely manner all (i) Tax returns, reports and forms ("Tax Returns") required to be filed by them; (ii) the information on such Tax Returns is complete and accurate in all material respects; (iii) the Tax Returns filed by the Company and the Subsidiaries for the most recent five fiscal years are attached to SCHEDULE 2.10; (iv) the Company and each Subsidiary has paid in full on a timely basis all Taxes owed by them or made adequate provision in the financial statements attached as SCHEDULE 2.7(a) for all Taxes (whether or not shown on any Tax Return) required to be paid by them; (v) each member of the Company has paid all Taxes owed by him out on account of ownership of the Company (vi) there are no Encumbrances for Taxes upon the assets or properties of the Company or any Subsidiary other than for Taxes not yet due and payable; and (vii) no deficiencies for Taxes have been claimed, proposed, or assessed by any Tax Authority or other Government Authority with respect to the Company or any Subsidiary, and there are no pending or, to the Company's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company or any Subsidiary.

              (b) There are no outstanding agreements or waivers with respect to the Company extending the statutory period of limitation applicable to any Taxes, and neither the Company nor any Subsidiary has requested any extension of time within which to file any Tax Return, which has not yet been filed.

              (c) (i) The Company and each Subsidiary has made provision for all Taxes payable by it and such provision is reflected on the financial statements attached as SCHEDULE 2.7(a) with respect to any period covered thereby as to Taxes which are not payable prior to the date of such financial statements; (ii) the provisions for Taxes with respect to the Company (on a consolidated basis) for any period prior to the Closing (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such period; (iii) the Company and each Subsidiary


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

has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, member, shareholder or other third person; (iv) all material elections with respect to Taxes made by the Company or any Subsidiary as of the date hereof are set forth in SCHEDULE 2.10; (v) there are no private letter rulings in respect of any Tax pending between the Company or any Subsidiary and any Tax Authority, if such ruling would affect the Company or any Subsidiary; (vi) neither the Company nor any Subsidiary has ever been a member of an affiliated group within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or filed or been included in a combined, consolidated or unitary return of any person (other than with respect to the Company and any Subsidiary); (vii) neither the Company nor any Subsidiary is liable for Taxes of any other person except with respect to sales taxes, and neither the Company nor any Subsidiary is currently under any contractual obligation to indemnify any person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company or any Subsidiary with respect to Taxes; (viii) no Subsidiary is, or has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Internal Revenue Code, during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code; (ix) no Subsidiary is a "collapsible corporation" under Section 341 of the Internal Revenue Code; (x) no Subsidiary is a personal holding company within the meaning of Section 542 of the Internal Revenue Code; (xi) neither the Company nor any Subsidiary is a party to any joint venture, partnership or other arrangement with another person which could be treated as a partnership for Tax purposes; (except that the Company itself is classified as a "partnership" for federal income tax purpose pursuant to Treasury Regulation ss.301.7701(c)) (xii) neither the Company nor any Subsidiary has agreed to or is required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Internal Revenue Code (or any corresponding provision of state, local or foreign
Law) in taxable income; (xiii) neither the Company nor any Subsidiary is a party to any agreement, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code; and (xiv) SCHEDULE 2.10 contains a list of all jurisdictions to which any Tax is properly payable or in which any Tax Return is required to be filed by the Company or any Subsidiary, and no written claim has ever been made by any Tax Authority in any other jurisdiction that the Company or any Subsidiary is subject to taxation in such jurisdiction.

              (d) All transfer, excise and other taxes payable in any jurisdiction by reason of the transfer of the Interests pursuant to this Agreement shall be borne severally by Sellers.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 10

         2.11 TITLE TO PROPERTIES; LIENS; CONDITION OF PROPERTIES.

              (a) Neither the Company nor any Subsidiary owns any real property. Set forth on SCHEDULE 2.11 hereto is a listing of all leases under which the Company or any Subsidiary leases real property, together with a description of such property, the name of the landlord and a description of the significant terms of each lease ("Real Property"). Also set forth on SCHEDULE 2.11 is a complete description of the machinery, equipment and other tangible personal property with an original cost in excess of $10,000 used or owned by the Company or any Subsidiary and a listing of all leases under which the Company or any Subsidiary leases any personal property as of the Closing Date requiring annual rental payments in excess of $10,000, together with a description of such property (collectively, the "Material Personal Property"). SCHEDULE 2.11 lists all locations where Material Personal Property or the Company's or any Subsidiary's inventory (other than goods in transit in the ordinary course of business) are located. The Real Property and Material Personal Property include all properties and assets (whether real, personal or mixed, tangible or intangible) reflected on the Base Balance Sheet or purchased by the Company or any Subsidiary since the Base Balance Sheet (except for such properties or assets sold since the Base Balance Sheet Date in the ordinary course of business), and is sufficient to conduct the Company's and the Subsidiary's business as currently conducted.

              (b) True, correct and complete copies of all leases, subleases, rental agreements, contracts of sale, or other contracts related to property, together with all amendments, modifications and renewals thereof, related to any of the Real Property or the Material Personal Property are attached to SCHEDULE
2.11. All of the foregoing agreements are valid, subsisting and enforceable in accordance with their terms against the parties thereto. The Company and the Subsidiaries are in full compliance with all terms and conditions of such agreements and no event has occurred nor does any circumstance exist that (with or without notice or the passage of time or both) would constitute a violation or default under any such agreements, and the Company and the Subsidiaries have neither given nor received notice of any alleged violation or of any default under any such agreement. No landlord to any property leased by the Company is bankrupt. No such landlord is known to have defaulted on any promissory note or payment obligation. Neither the Company nor the McIntyres have any knowledge or indication that such landlord will be in such position in the future.

              (c) Except as specifically disclosed on SCHEDULE 2.11 or on the Base Balance Sheet, the Company and the Subsidiaries have good and marketable title in fee simple to all of their Material Personal Property, including, but not limited to, property described on SCHEDULE 2.11. None of such property owned or used by the Company or any Subsidiary is subject to any Encumbrance (other than for taxes not yet due and payable), except as specifically disclosed on
SCHEDULE 2.11 or on the Base Balance Sheet.

              (d) Except as set forth on SCHEDULE 2.11 all buildings, machinery and equipment used or owned by the Company or any Subsidiary (i) are in satisfactory condition, working order and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and have been adequately maintained, and (ii) substantially conform with all applicable Laws


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 11
regulating the use of real property or safety, and neither the Company nor the McIntyres knows of any pending or threatened change of any such Laws regulating the use of real property or safety, and there is no pending or threatened taking of any such property by any Government Authority.

              (e) All water, waste disposal, sewer, gas, electric, telephone, drainage and other utilities are connected pursuant to valid permits, and neither the Company nor any Subsidiary has received any notice that such utilities are inadequate to service the Real Property.

              (f) The Company and all Subsidiaries have obtained all licenses and permits, required from all Government Authorities having jurisdiction over the Real Property or from private parties to assure vehicular and pedestrian access to and from the Real Property at all material access points.

              (g) The Real Property is in compliance with all applicable Laws, there are no physical, structural, or mechanical defects in the Real Property or the structures located thereon, including, without limitation, in the plumbing, heating, sprinkler systems, air conditioning, roof, ventilation systems and electrical systems. All such items are in good operating condition and repair, and no single repair in excess of $5,000 has been required to be made to the Real Property or to any of said systems since the Base Balance Sheet Date.

              (h) To the best of the Company's and the McIntyres knowledge, there are no environmental, land use regulation or similar proceedings, commenced or planned to be commenced, that would materially adversely affect the value of the Real Property or the use and operation of the Real Property for its intended purpose.

              (i) There are no outstanding contracts made by the McIntyres, the Company or any Subsidiary for the construction or repair of any improvements to the Real Property that have not been fully paid for. The McIntyres shall cause to be discharged all Encumbrances arising from any labor or material furnished to the Real Property prior to the Closing.

              (j) Neither the Company, any Subsidiary nor the McIntyres has received any written notice from any insurance carrier of any defects in the Real Property, or in any portion thereof, that would adversely affect the insurability thereof or the cost of such insurance, or that requires corrective action. There are no pending insurance claims related to the Real Property.

              (k) There are no pending or, to the best of the Company and the McIntyres' knowledge, threatened, legal proceedings or actions of any kind or character, or any claims or demands relating thereto affecting the Real Property or the Company's interest therein.

         2.12 COLLECTIBILITY OF RECEIVABLES.

              (a) All of the accounts receivable, trade accounts, notes receivable, contract receivables, unbilled invoices and other receivables ("Receivables") of the Company and the Subsidiaries shown or reflected on the Base Balance Sheet, less a reserve for bad debts in the


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

amount shown on the Base Balance Sheet are, and those existing on the Closing Date, will be, (i) valid and enforceable claims, (ii) which arose out of transactions with unaffiliated parties, (iii) fully collectible within ninety
(90) days after acceptance of the system(s) by the customer through normal means of collection, and (iv) subject to no set-off, defense or counterclaim. None of the Receivables has at any time been placed for collection with any attorney, collection agency or similar individual or entity. The reserves for doubtful accounts and the values at which Receivables are accrued on the Base Balance Sheet are accrued in accordance with GAAP applied on a basis consistent with prior financial statements of the Company. A complete and accurate list of each Receivable accrued on the Company's books as of April 24, 2000, which lists the name, age and amount thereof, has been delivered to Buyer. An accurate summary of the aging of the Company's Receivables as of April 24, 2000 is attached as
SCHEDULE 2.12. Since, December 31, 1999 there has not been a material change in the Company's Receivables' aging practice.

              (b) Neither the Company, any Subsidiary nor the McIntyres has knowledge that any of the Company's debtors are bankrupt, have defaulted on a promissory note or payment obligation, or had a check returned because of insufficient funds or that such condition is imminent.

         2.13 INVENTORIES.

              (a) All inventories of finished goods and raw materials of the Company reflected on the Base Balance Sheet and existing on the date of Closing are, and will be, of a quantity and quality normally salable in the ordinary course of business at commercially reasonable prices consistent with the Company's prior experience, except to the extent of the obsolete inventory reserve in the amount shown on the Base Balance Sheet. All such inventories are valued on a lower of cost or market basis and in accordance with the Company's normal valuation methods and policies, consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices in excess of current market prices. Except as shown on
SCHEDULE 2.13, since the date of the Base Balance Sheet, no inventory items have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices.

              (b) The value of the finished goods inventory on March 31, 2000, and on the Closing Date, when added to the cost of the variable expenses of freight, commissions and discounts, shall not exceed the market price. The inventories of finished goods value in connection with the Closing Balance Sheet shall thereafter be salable at prices equal to or in excess of the amount necessary, after variable expenses, to sell such inventory at a price equal to no less than cost. Except for the items listed on SCHEDULE 2.13, all inventories of finished goods existing on March 31, 2000, and on the Closing Date, will be salable on or before June 30, 2000, through the Company's normal and ordinary course of business and consistent with the past practices of the Company.

         2.14 INTELLECTUAL PROPERTY RIGHTS.


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

              (a) The Company and the Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, trade secrets and any applications therefor, maskworks, formulae, net lists, designs, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used or proposed by the Company or any Subsidiary to be used in the business of the Company or any Subsidiary as currently conducted (excluding any of the foregoing validly licensed or purchased from third parties as set forth on SCHEDULE 2.14(b)(ii)) (the "Company Intellectual Property Rights"). SCHEDULE 2.14(a) sets forth a list of all trademarks, service marks, trade names, registered copyrights (and any applications for the registration thereof), patents, and patent applications owned or licensed (and specifically identified in the license agreement) and used or held for use by the Company or any Subsidiary that relate to or are part of the Company's or any Subsidiary's products, or of products proposed by the Company or any Subsidiary, or are used in the business of the Company or any Subsidiary, specifying as to each, as applicable: (i) the nature of such rights; (ii) the owner of such rights; and
(iii) with respect to all trademarks, service marks, trade names and registered copyrights (and any applications for the registration thereof) owned by the Company or any Subsidiary, the jurisdictions by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers. SCHEDULE 2.14(a) further includes titles of any invention disclosures submitted by employees, independent contractors or others having an obligation to assign the same to the Company or any Subsidiary. Where required, the Company and the Subsidiaries have received executed assignments for Company Intellectual Property Rights and have recorded such assignments with the appropriate domestic or foreign filing offices.

              (b) SCHEDULE 2.14(b)(i) sets forth a complete list of all licenses, sublicenses and other agreements to which the Company or any Subsidiary is a party and pursuant to which any other person is authorized to use any Company Intellectual Property Right or any trade secret of the Company or any Subsidiary, including the identity of all parties thereof; and SCHEDULE 2.14(b)(ii) sets forth a complete list of all licenses, sublicenses and other agreements to which the Company or any Subsidiary is a party and pursuant to which the Company or any Subsidiary is authorized to use (i) any third party patents, trademarks, trade secrets, maskworks, or copyrights (including software) (the "Company Third Party Intellectual Property Rights") which are incorporated in, are, or are used to form a part of, any Company product, or
(ii) any trade secret of a third party in or as to any product of the Company or any Subsidiary including the identity of all parties thereto. To the knowledge of the Company, the Company Third Party Intellectual Property Rights have been assigned to or licensed by the licensor of such right.

              (c) Other than as set forth on SCHEDULE 2.14(c), neither the Company nor any Subsidiary is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in breach or violation of any license, sublicense or agreement described on
SCHEDULE 2.14(b)(i) OR (ii). Except as set forth on SCHEDULE 2.14(c), no claims with respect to the Company Intellectual Property Rights, any trade secret, or the Company Third Party Intellectual Property Rights (to the extent arising out of any use,


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 14
reproduction or distribution of such Company Third Party Intellectual Rights by or through the Company), have been asserted or to the knowledge of the Company, are threatened by any person. Except as set forth on SCHEDULE 2.14(c), neither the Company nor any Subsidiary knows of any valid grounds for any bona fide claims: (i) against the Company to the effect that the manufacture, sale, licensing or use of any product as now used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by the Company or any Subsidiary infringes on any copyright, patent, trademark, service mark or trade secret of any other person; (ii) against the use of any trademarks, tradenames, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the Company's or any Subsidiary's business as currently conducted or as proposed to be conducted by the Company; (iii) challenging the ownership, validity, enforceability or effectiveness of any of the Company Intellectual Property Rights or other trade secret of the Company or any Subsidiary; or (iv) challenging the Company's or any Subsidiary's license or legally enforceable right to use, or the validity, enforceability or effectiveness of, the Company Third Party Intellectual Property Rights.

              (d) All registered trademarks, service marks, patents and copyrights held by the Company are valid and subsisting and have been properly maintained and renewed in accordance with all applicable laws and regulations in the United States and foreign countries where applicable. To the knowledge of the Company, there has been no unauthorized use, disclosure, infringement or misappropriation of any of the Company Intellectual Property Rights or any trade secret material of the Company or any Subsidiary, or any Company Third Party Intellectual Property Right to the extent licensed by or through the Company or any Subsidiary, by any third party, including any employee or former employee of the Company or any Subsidiary. Except as set forth on a SCHEDULE 2.14(d), neither the Company nor any Subsidiary (i) has been sued or charged in writing as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or any proprietary right of any third party; (ii) has been threatened or charged in writing, orally or otherwise with infringement or violation of any patents, trademarks, service marks, copyrights or trade secrets or other proprietary right of any third party; and (iii) has knowledge of valid grounds for any such threat, or claim or claim for indemnification as a result thereof.

              (e) No Company Intellectual Property Right or trade secret of the Company is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Company. To the knowledge of the Company, no Company Third Party Intellectual Property Right is subject to any outstanding order, judgment, decree, legal or governmental proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Company or any Subsidiary. Except for contracts licensing the Company's products executed in the ordinary course of business and in accordance with the Company's past practices in the form attached to SCHEDULE 2.14(e), neither the Company nor any Subsidiary has entered into any agreement to indemnify any other person against any charge of infringement of any Company Third Party Intellectual Property Right.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 15

              (f) The Company and the Subsidiaries have taken reasonable measures to protect and preserve (i) the validity and enforceability of trademarks included in the Company Intellectual Property Rights, (ii) the validity and enforceability of copyrights included in the Company Intellectual Property Rights, and (iii) the confidentiality and validity and enforceability of its trade secrets and other confidential information it wishes to remain as confidential. The Company and the Subsidiaries have taken reasonable measures to protect and preserve the novelty and potential patentability of any inventions disclosed in invention disclosures submitted by employees, independent contractors or others having an obligation to assign the same to the Company or any Subsidiary. Except as set forth on SCHEDULE 2.14(f), all employees, contractors, agents and consultants of the Company and the Subsidiaries have executed a nondisclosure and assignment of inventions agreement in the form attached as SCHEDULE 2.14(f) to protect the confidentiality and to vest in the Company and the Subsidiaries exclusive ownership of such intellectual property rights. All patents or patent applications have been duly assigned to the Company and the Subsidiaries and such assignments have been recorded in the appropriate government offices. To the knowledge of the Company and the Subsidiaries, no trade secret or confidential information of the Company or any Subsidiary has been used, divulged, appropriated or misappropriated for the benefit of any person other than the Company and the Subsidiaries or otherwise to the detriment of the Company and the Subsidiaries. To the knowledge of the Company and the Subsidiaries, no employee, contractor, agent or consultant of the Company or any Subsidiary has used any trade secrets or other confidential information of any other person in the course of their work for the Company and the Subsidiaries. Except as set forth on SCHEDULE 2.14(f), neither the Company nor any Subsidiary has written or oral agreements with employees, contractors, agents or consultants with respect to the ownership of inventions, trade secrets or other works created by them as a result of which any such employee, contractor, agent or consultant may have nonexclusive rights to the portions of the Company's Intellectual Property Rights so created by such individual.

              (g) To the knowledge of the Company, no manager, officer, employee, contractor, agent or consultant of the Company or any Subsidiary is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such person to be employed or engaged by the Company or any Subsidiary because of the nature of the business conducted or to be conducted by the Company or any Subsidiary or relating to the use of trade secrets or proprietary information of others, and to the Company's knowledge and belief, the continued employment or retention of such managers, officers, employees, contractors, agents or consultants does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. No manager, director, officer or employee of the Company or any Subsidiary owns, directly or indirectly, in whole or in part, any Company Intellectual Property Right which the Company has used, is presently using, or the use of which is reasonably necessary to its business as now conducted or presently contemplated to be conducted.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 16

              (h) Neither the Company nor any Subsidiary has deposited, or is obligated to deposit, any source code regarding its products into any source code escrows or similar arrangements and neither the Company nor any Subsidiary is under any contractual or other obligation to disclose the source code or any other material proprietary information included in or relating to its products.

              (i) All copyrightable works of authorship, were developed and authored as original works of authorship either by full-time employees of the Company within the normal scope of their duties as works for hire, or by third persons as works for hire under an express written agreement so stating or under a written agreement expressly transferring and assigning all rights to the Company.

              (j) Neither the Company nor any Subsidiary is, by the manufacture, sale, licensing or use or offering for sale or license of any product or component now used or under development, infringing upon any valid statutory intellectual property right (i.e., any United States or foreign patent, trademark or registered copyright) of any other person, except as set forth on
SCHEDULE 2.14(j).

         2.15 CONTRACTS AND COMMITMENTS.

              (a) Except for contracts, commitments, plans, agreements and licenses described in SCHEDULE 2.15 a) hereto, neither the Company nor any Subsidiary is a party to or subject to any contract, agreement or commitment (written or oral):

                    (i) for the purchase of any commodity, material, equipment or asset, except contracts or agreements other than purchase orders in the ordinary course of business involving payments of less than $25,000 each or for supplies for a period not exceeding 60 days;

                    (ii) creating any obligations of the Company or any Subsidiary after the Base Balance Sheet Date with a value of more than $5,000 during any month for agreements without a fixed term or more than $20,000 over the term of the agreement for agreements with a fixed term;

                   (iii) providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                   (iv) which by its terms does not terminate or is not terminable without premium or penalty by the Company or any Subsidiary (or its successors or assigns) upon ninety (90) days notice;

                   (v) for the sale or lease of its products not made in the ordinary course of business;

                   (vi) with any sales agent or distributor of products of the Company or any Subsidiary;


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 17

                   (vii) containing covenants limiting the freedom of the Company or any Subsidiary to compete in any line of business or with any person or entity;

                   (viii) for a license or franchise (as licensor or licensee or franchisor or franchisee);

                   (ix) involving any arrangement or obligation with respect to the return of inventory or merchandise other than on account of a defect in condition, or failure to conform to the applicable contract;

                   (x) with any national government, including, without limitation, the United States of America; or

                   (xi) which is material to the assets or business of the Company or any Subsidiary.

              (b) Each of the contracts, commitments, plans, agreements and licenses to which the Company or any Subsidiary is a party, including those listed on SCHEDULE 2.15(a) (each a "Contract") is valid, binding and enforceable against the Company and the Subsidiaries and, to the knowledge of the Company, against the other parties thereto; the Company and the Subsidiaries are in full compliance with all terms and conditions of each Contract; and, except as set forth on SCHEDULE 2.15(b), no event has occurred or circumstance exists that (with or without notice or the passage of time or both) would constitute a violation of or default under such Contract by the Company or any Subsidiary or by the other party or parties thereto, and neither the Company nor any Subsidiary has given or received notice of any alleged violation of or default under any such Contract.

              (c) Except as set forth on SCHEDULE 2.15(c), to the knowledge of the Company and the McIntyres, neither the Company nor any Subsidiary is a party to any Contract or order for the sale of goods or the performance of services which, if performed by the Company or such Subsidiary in accordance with its terms, could only be performed by the Company or such Subsidiary with a negative gross profit margin or which has no reasonable likelihood of being performed within the time limits therein provided.

              (d) Since December 31, 1999, neither the Company nor any Subsidiary has experienced any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer, nor has the Company or any Subsidiary received notice or otherwise have knowledge that any customer or supplier intends to cease, or materially reduce or change the terms of, doing business with the Company or any Subsidiary or to terminate any agreement with the Company or any Subsidiary where such action has had or would have a material adverse effect on the business of the Company or any Subsidiary. SCHEDULE 2.15(d) lists every material customer or supplier of the Company and the Subsidiaries and the amount of business with that customer. For purposes hereof, a supplier is material if during any of fiscal 1997, 1998 and 1999 it accounted for more than five percent (5%) by value of the orders of the Company and the Subsidiaries considered as one enterprise for purchase of


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 18
all its raw materials and other products essential to its manufacturing processes for such year. A customer is material if during any of fiscal 1996, 1997 or 1998 it accounted for more than five percent (5%) by value of the orders of the Company and the Subsidiaries considered as one enterprise for such year.

              (e) The total backlog of the Company and the Subsidiaries considered as one enterprise (including all accepted and unfulfilled sales orders) is not materially less than the backlog amount set forth on SCHEDULE 2.15(e), and the aggregate of all outstanding purchase orders issued by the Company and the Subsidiaries considered as one enterprise (including all contracts or commitments for the purchase by the Company of materials or other supplies) is not materially more than the purchase order amount set forth on such SCHEDULE 2.15(e). All such sales and purchase commitments were made in the ordinary course of business.

         2.16 LABOR AND EMPLOYEE RELATIONS.

              (a) Except as shown on SCHEDULE 2.16(a) hereto, there are no currently effective consulting or employment agreements or other agreements with individual consultants or employees to which the Company or any Subsidiary is a party or of which the Company or any Subsidiary is a beneficiary (including noncompetition covenants). Complete and accurate copies of all such written agreements are attached to SCHEDULE 2.16(a). Also shown on SCHEDULE 2.16(a) are the name and rate of compensation (including all bonus compensation and other remunerative payments of any kind) of each officer, employee or agent of the Company and the Subsidiaries.

              (b) None of the employees of the Company or any Subsidiary is covered by any collective bargaining agreement with any trade or labor union, employees' association or similar association. No labor organization or group of employees has made a pending demand for recognition; there are no labor representation questions involving the Company or any Subsidiary; and, to the knowledge of the Company and the McIntyres, there is no organizing activity involving the Company or any Subsidiary pending by any labor organization or group of employees. There are no labor strikes, slowdowns or work stoppages, lockouts, or other labor troubles pending, or, to the knowledge of the Company and the McIntyres, threatened, with respect to the employees of the Company or any Subsidiary, nor has the Company or any Subsidiary experienced any material labor difficulty during the five (5) years immediately preceding the date of this Agreement.

              (c) Except as shown on SCHEDULE 2.16(c) hereto, there are no currently effective work rules with individual consultants or employees to which the Company or any Subsidiary is a party or of which the Company or any Subsidiary is a beneficiary. Complete and accurate copies of all such work rules are attached to SCHEDULE 2.16(c).

              (d) The Company and the Subsidiaries have complied in all respects with all applicable Laws relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, civil rights, plant closings, immigration and the collection and payment of social security and similar taxes.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 19

              (e) There are no complaints, proceedings, investigations or charges against the Company or any Subsidiary pending or, to the knowledge of the McIntyres, threatened before any Government Authority in the United States of America, or elsewhere by or on behalf of any employee or former employee of the Company or any Subsidiary.

              (f) The Company and the Subsidiaries have paid in full (or made provisions for payment in full) to its employees, agents and contractors all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them. The Company and the Subsidiaries do not have and will not have on the Closing Date any contingent liability for sick leave, vacation time, holiday pay, severance pay or similar items not set forth on the Base Balance Sheet. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any severance pay obligation under any contract or at law.

              (g) Except as set forth on SCHEDULE 2.16(g), there has not been any fine or penalty imposed or asserted against the Company or any Subsidiary by any Government Authority under any Law relating to employment, immigration or occupational safety matters.

         2.17 EMPLOYEE BENEFITS

              (a) SCHEDULE 2.17 sets forth a brief description of every plan, arrangement or policy whether written or oral relating to benefits for current or former employees of the Company or any Subsidiary or any member of a contracted group or affiliated service group (as defined in Section 414(b), (c), (m) and (o) of the Internal Revenue Code) which includes the Company or any Subsidiary (an "ERISA Affiliate"), including:

                    (i) an employee benefit plan within the meaning of Section 3(3) or a multi-employer plan within the meaning of Section 3(37) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"); or

                    (ii) a compensation, stock purchase, stock option, stock bonus, housing loan, severance, health, welfare, life, disability or other benefit plan, fund, program, arrangement or practice which is not covered by clause (i) above (including policies related to vacation pay, holiday time, moving expense reimbursement programs, sick leave and salary reduction agreements, charge-in-control agreements, and severance agreements).

         (Hereinafter, "ERISA Benefit Plan" refers to plans or arrangements under clause (i) above and "Benefit Plan" refers to plans or arrangements under clauses (i) and (ii) above.)

              (b) There are no agreements or commitments of the Company, any Subsidiary or any ERISA Affiliate, whether or not legally binding, to create any additional Benefit Plan not listed on SCHEDULE 2.17. Except as set forth on
SCHEDULE 2.17, there are no Benefit Plans for which the Company or any Subsidiary has any liability, either for funding, benefit payments, withdrawal or termination liability, or otherwise. For any Benefit Plan for which a liability exists, the liability is identified on SCHEDULE 2.17.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 20

              (c) With respect to each Benefit Plan, the Company has furnished to Buyer complete and accurate copies of each Benefit Plan described in SCHEDULE 2.17, including all amendments thereto. With respect to each ERISA Benefit Plan, the Company has also furnished the three (3) most recent Form 5500s and the most recent Internal Revenue Service determination letter (if any), plan actuarial report, summary plan description or summary annual report to employees or beneficiaries and any material employee communications and all reports of the Benefit Plan required by ERISA and the regulations thereunder. For each health plan offered to current or future employees, attached to SCHEDULE 2.17 is a listing showing participants, coverage type, COBRA participants, beneficiaries and claims experience. The Company has also furnished Buyer copies of any insurance contracts or other agreements through which any ERISA Benefit Plan is funded, any custodial or investment contracts relating to assets or benefits under the Benefit Plan, any contracts relating to record keeping or administration for the Benefit Plan, and notice of any material adverse change occurring with respect to any Benefit Plan since the date of the most recently completed and filed annual report.

              (d) Except as set forth on SCHEDULE 2.17, with respect to each ERISA Benefit Plan which is a pension plan within the meaning of Section 3(2) of
ERISA:

                    (i) The value of the ERISA Benefit Plan's assets equals or exceeds the total value of all vested and unvested employee benefits under such ERISA Benefit Plan, whether determined on an ongoing basis or termination basis;

                    (ii) there is no "accumulated funding deficiency" and no "prohibited transaction" has occurred (as such terms are defined in ERISA), and the funding method and actuarial assumptions are reasonable and acceptable under ERISA;

                    (iii) neither the Company nor any Subsidiary has incurred no liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to the ERISA Benefit Plan;

                    (iv) any ERISA Benefit Plan meant to be a qualified plan meets all applicable requirements of Section 401(a) of the Internal Revenue Code;

                    (v) the Company and the Subsidiaries have properly and timely made all governmental filings with respect to ERISA Benefit Plans;

                    (vi) the Base Balance Sheet reflects all accrued but unpaid liabilities with respect to such ERISA Benefit Plans required to be disclosed in accordance with GAAP;

                    (vii) there has been no termination or partial termination of any ERISA Benefit Plan; there has been no filing with the PBGC of an intent to terminate any ERISA Benefit Plan, nor has the PBGC instituted any proceedings to terminate any ERISA Benefit Plan; and neither the Company nor any ERISA Affiliate has received a notice of deficiency or liability or a demand for payment from, or incurred any liability to, the PBGC; and


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 21

                    (viii) if such ERISA Benefit Plan is a multi-employer pension plan to which the Company, any Subsidiary or any ERISA Affiliate has made contributions, there would be no withdrawal liability on or after the Closing Date under Title IV of ERISA if the Company, any Subsidiary or any ERISA Affiliate ceased to make contributions to the ERISA Benefit Plan on the day of Closing.

              (e) With respect to each Benefit Plan:

                    (i) each Benefit Plan complies currently and has complied in the past, with the provisions of all applicable Laws governing Benefit Plans in the applicable jurisdictions, such as ERISA and the Internal Revenue Code, including, without limitation, all requirements regarding discrimination, notification, disclosure and continuation coverage (under ERISA and the Internal Revenue Code); and no nonexempt "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code or enumerated in Section 406(a) or (b) of ERISA) has occurred;

                    (ii) all required government filings, reports, and notices have been properly and timely made, and all such filings and employee disclosures required to be made within thirty (30) days after Closing that are based in whole or in part upon the period prior to the Closing shall have been prepared and delivered to Buyer on or before the Closing;

                    (iii) no such Benefit Plan is currently under audit or investigation by any Government Authority and no correction procedures have been initiated or completed with the Internal Revenue Service for any ERISA Benefit Plan meant to be qualified under Section 401 of the Internal Revenue Code or with the Department of Labor for any ERISA Benefit Plan;

                    (iv) there are no actions, suits or claims (other than routine claims for benefits) pending or threatened against any of the Benefit Plans or against the assets of any Benefit Plan;

                    (v) any premiums due in connection with the Benefit Plan, including, without limitation, premiums for life and health insurance and annuity contracts, have been paid in full when due and, except as specifically disclosed on SCHEDULE 2.17, there are no such premiums that are attributable to any period of time before the Closing that will not have been paid or accrued for on or before the Closing;

                    (vi) all reports and filings made pursuant to ERISA, including, without limitation, all Form 5500 and attachments, summary annual reports and participant reports, and any other documents reasonably necessary to enable Buyer to perform its responsibilities with respect to any Benefit Plan subsequent to the Closing are and shall be available at the offices of the Company on and immediately after the Closing; and

                    (vii) except as required by Law, no Benefit Plan provides health or other welfare benefits to retirees, former employees, or their dependents.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 22

              (f) Except as required by Law, neither the Company nor any ERISA Affiliate has made any promises or incurred any obligation to provide any health or other welfare benefits to any retirees, former employees, or their dependents.

              (g) The execution and delivery of this Agreement by the Sellers and the Company, and the consummation of the transactions contemplated hereunder:

                    (i) do not constitute a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code; and

                    (ii) will not result in any obligation or liability of the Buyer to any employee of the Company or any Affiliate or to the PBGC in respect of any Benefit Plan.

         2.18 ENVIRONMENTAL MATTERS.

              (a) Except as disclosed in SCHEDULE 2.18(a) hereto, any and all oil, petroleum products, chemicals, waste oil, hazardous waste, hazardous substances, toxic substances or hazardous materials (hereafter, "Hazardous Materials") used or generated by the Company or any Subsidiary have always been and are being generated, used, stored, treated and disposed on and at any of the properties or facilities owned or leased by the Company, any Subsidiary, the former parent corporation of the Company or any Subsidiary, or, to the best knowledge of the Company and the McIntyres (which shall not be construed to include any person not affiliated with the Sellers), any predecessors-in-interest of the Company or any Subsidiary (for the purposes of this Section, a "Site") in compliance with all applicable Laws, Court Orders, Government Authorizations, including those related to the protection of public health, worker safety, the environment or the management of pollution or Hazardous Materials (collectively "Environmental Laws") and the Company and the Subsidiaries are in compliance with all Environmental Laws. For purposes of this Agreement, "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Resource Conservation and Recovery Act ("RCRA"), the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the corresponding state and local statutes, ordinances and amendments or successor legislation to such acts, the common law and any similar laws, rules, or regulations (foreign or domestic).

              (b) Neither the Company nor any Subsidiary has received or become subject to any claim, notice, complaint, Court Order, administrative order or request for information from any Government Authority or private party (i) alleging violation of, or asserting any exceedence or noncompliance with any Environmental Law, by it or its former parent corporation, (ii) asserting potential liability, (iii) requesting information, or (iv) requesting investigation or clean-up of any Site under any Environmental Law.

              (c) No Hazardous Materials used or generated by the Company or any Subsidiary, their former parent corporations or, to the best knowledge of the Company and the McIntyres, any predecessors-in-interest to the Company or any Subsidiary, have ever been, are being, or are


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 23
intended to be or are threatened with being spilled, released, discharged, disposed, placed, leaked, or otherwise caused to become located in the air, soil or water in, under or upon a Site or any land adjacent thereto. The Company has provided Buyer with copies of all notices filed pursuant to any Environmental Law.

              (d) No Hazardous Materials have ever been shipped by or for the Company or any Subsidiary, their former parent corporations or, to the best knowledge of the Company and the McIntyres, any predecessor-in-interest to the Company or any Subsidiary, to other sites or facilities for treatment, storage or disposal, and the Company and Subsidiaries have not received any notice that any sites or facilities to which any such wastes have been shipped or sent to are subject to or threatened to become subject to any governmental response action or clean up order. The Company has provided Buyer with copies of all manifests, bills of lading and other receipts or evidence documenting disposal or recycling of Hazardous Materials and sales receipts of the process by-products relating to operations of the Company and the Subsidiaries.

              (e) Neither the Company, any Subsidiary, their former parent corporations nor, to the best knowledge of the Company and the McIntyres, any predecessor-in-interest to the Company or any Subsidiary has treated, stored for more than ninety (90) days, disposed of or recycled any Hazardous Materials on any Site nor has anyone else, treated, stored for more than ninety (90) days, disposed of or recycled any of the foregoing on any Site.

              (f) Hazardous Materials have been collected, managed, recycled, shipped and disposed by the Company, any Subsidiary and their former parent corporations in accordance with all Environmental Laws.

              (g) To the best knowledge of the Company and the McIntyres, no other underground tanks or other storage facilities for Hazardous Materials have been located on a Site and copies of all notifications made to Federal, state or local authorities pursuant to Environmental Laws relating to underground storage tanks have been provided to Buyer. As of the date hereof, none of such tanks and other underground storage facilities are in violation of any Environmental Law, in any respect.

              (h) All wells, water discharges and other water diversions and all air emission sources on any Site are properly registered and/or permitted under, and copies of such permits have been provided to Buyer and do not violate any applicable law.

              (i) There are no asbestos-containing materials, capacitors, transformers or other equipment or fixtures containing PCBs located at any Site.

              (j) Neither the Company nor its Subsidiaries produce, purchase or use in its products, or purchase or use any material, part, component or subassembly incorporated into its products, containing any chemical or other material to which state packaging and/or disclosure laws apply.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 24

              (k) There are no Encumbrances under Environmental Laws on any Site or any assets of the Company or any Subsidiary and no government actions have been taken or are in process which could subject any Site or any such assets to such encumbrances, and neither the Company nor any Subsidiary are required to place any notice or restriction relating to Hazardous Materials at any Site in any deed to such property.

              (l) The Company has made available to Buyer all environmental audits, assessments or studies within the possession of the Company or the McIntyres with respect to the Company's and the Subsidiaries' facilities or any Site and the results of sampling and analysis of any asbestos, air, soil, or water, including ground and surface water, undertaken with respect to its facilities or any Site.

         2.19 GOVERNMENTAL AUTHORIZATIONS. The Company and the Subsidiaries hold all Governmental Authorizations that are required to own its properties and assets and to permit it to conduct its businesses as presently conducted. All such Governmental Authorizations are listed on SCHEDULE 2.19 hereto, together with the applicable expiration date, and are now, and will be after the Closing, valid and in full force and effect, and Buyer shall have full benefit of the same, and no proceeding is pending, or to the knowledge of the Company or the McIntyres, threatened seeking the revocation or limitations of any Governmental Authorization.

         2.20 WARRANTY OR OTHER CLAIMS.

              (a) Except as set forth on SCHEDULE 2.20(a), neither the Company nor the McIntyres knows of any existing or threatened claims, or any facts upon which a claim probably will be asserted, against the Company or any Subsidiary for services or merchandise which are defective or fail to meet any service or product warranties. No claim has been asserted against the Company or any Subsidiary for material renegotiation or price redetermination of any business transaction, and neither the Company nor any the McIntyres has knowledge of any facts upon which any such claim is likely to be asserted.

              (b) All products that were designed, manufactured or sold by the Company or any Subsidiary complied with applicable contracts, agreed product specifications, Laws and standards (whether Company, government or industry) and there are no defects in such products. SCHEDULE 2.20(b) sets forth the Company's experience with returns of products sold by the Company or any Subsidiary for fiscal years 1997, 1998 and 1999 (including claims or notices that products may or will be returned, whether by reason of alleged overshipments, defective merchandise or otherwise).

         2.21 LITIGATION. Except for matters described in SCHEDULE 2.21 hereto, there is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of the Company or any Seller, threatened) against or otherwise involving the Company, any Subsidiary or any of the Interests in the Company or any of the members, managers, officers, directors, former officers, members, managers or directors, employees, shareholders or agents of the Company or any Subsidiary (in their capacities as such) and there are no outstanding Court Orders to which the Company or any Subsidiary is a party or by which


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 25
any of its assets are bound, any of which (a) question this Agreement or any Ancillary Agreement or any action to be taken hereby or thereby or affect the transactions contemplated hereby, or (b) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of the Company or any Subsidiary or (c) will result in any materially adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of the Company or any Subsidiary except as set forth in SCHEDULE 2.21. Neither the Company nor any Seller has any knowledge of any presently existing facts which would reasonably cause them to believe that any such action, suit, proceeding, investigation or arbitration proceeding will be brought against the Company or any Subsidiary, except as set forth hereto on SCHEDULE 2.14(c).

         2.22 BORROWINGS AND GUARANTEES. Except as shown on SCHEDULE 2.22 hereto, there are no agreements or undertakings pursuant to which the Company or any Subsidiary (a) is borrowing or is entitled to borrow any money, (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered to Buyer and are attached to SCHEDULE 2.22.

         2.23 FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY. All of the arrangements which the Company or any Subsidiary has with any bank, depository institution or other financial services entity, whether or not in the Company's or any Subsidiary's name, are completely and accurately described on SCHEDULE
2.23 hereto, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the current balance as of the date reported, banking institution and person or persons authorized in respect thereof. Neither the Company nor any Subsidiary has any outstanding power of attorney.

         2.24 INSURANCE.

              (a) Each of the Company and each Subsidiary maintains (i) insurance on all of its Real Property and Material Personal Property that insures against loss or damage by fire or other casualty (including extended coverage) and (ii) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in its industry.

              (b) SCHEDULE 2.24 contains a complete and correct list of all policies of insurance maintained by or on behalf of the Company and the Subsidiaries (including insurance providing benefits for employees) in effect on the date hereof, together with complete and correct information with respect to the premiums, coverages, insurers, expiration dates, and deductibles in respect of such policies. The policies listed on SCHEDULE 2.24 (i) are sufficient to enable the Company and the Subsidiaries to comply with all requirements of Law and all agreements to which any of them is subject, (ii) will remain in full force and effect through the respective expiration dates of such policies without the payment of additional premiums, and (iii) will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. SCHEDULE 2.24 also sets forth all other insurance policies in effect at any time during


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 26
the five-year period ended March 31, 2000, under which the Company may currently be entitled to give notice or otherwise assert a claim.

              (c) Except for amounts deductible under the policies of insurance described on SCHEDULE 2.24 or with respect to risks assumed as a self-insurer and described on such Schedule, neither the Company nor any Subsidiary is, nor has the Company or any Subsidiary at any time been, subject to any liability as a self-insurer of the business or assets of the Company or any Subsidiary.

              (d) Except as set forth on SCHEDULE 2.24, there are no claims pending under any of said policies, or disputes with insurers, and all premiums due and payable thereunder have been paid, and all such policies are in full force and effect in accordance with their respective terms. SCHEDULE 2.24 also sets forth the insurance claims expenses of the Company since January 1, 1997. No notice of cancellation or termination has been received with respect to any such policy and there is no basis upon which the insurance Company would have the right to terminate any such policy during the policy term and no notice relating to non-renewal reduction of coverage or increase in premium has been received by the company with respect to any such policy. The Company has not been refused any insurance with respect to assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance. Neither the Company nor the McIntyres has knowledge of any insurance carrier's insolvency or inability to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by the Company.

              (e) Except as set forth on SCHEDULE 2.24, neither the Company nor any Subsidiary has any current or prior insurance policy which remains subject to a retrospective adjustment of the premiums payable thereunder.

         2.25 MINUTE BOOKS. The records of proceedings of the Company and the Subsidiaries accurately record all action taken by the members, shareholders, managers board of directors or committees thereof, as the case may be, of the Company and the Subsidiaries and all issuances and transfers of or capital stock or transfers or assignments of membership interest, as the case may be, of the Company and the Subsidiaries. Complete and accurate copies of all such records of the Company and the Subsidiaries have been delivered to or made available for inspection by Buyer.

         2.26 FINDER'S FEE. Neither the Company, any Subsidiary nor the McIntyres Seller has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement, other than the fee payable by Sellers to Blitzer Ricketson & Company.

         2.27 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth on
SCHEDULE 2.27, no manager, member, officer, supervisory employee, director or stockholder, as the case may be, of the Company or any Subsidiary, or any Seller, or their respective spouses or children, (i) owns, directly or indirectly, on an individual or joint basis, any interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company or any Subsidiary or any


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

organization which has a contract or arrangement (written or oral) with the Company or any Subsidiary, or (ii) has any contract or agreement (written or oral) with the Company or any Subsidiary, and all such agreements are on arms-length terms.

         2.28 ABSENCE OF SENSITIVE PAYMENTS. Neither the Company nor any Subsidiary has any, nor to the knowledge of the Company or the McIntyres, have any of the Company's or the Subsidiaries' members, managers, directors, officers, agents, stockholders or employees or any other person associated with or acting on behalf of the Company or any Subsidiary:

              (a) made or agreed to make any solicitations, contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such solicitation, contribution, payment or gift was or is illegal under the laws of the United States of America or any subdivision thereof or prohibited by the policy of the Company or any Subsidiary or of any of its suppliers or customers;

              (b) established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

              (c) made or agreed to make any contribution or expenditure, or reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable Law.

         2.29 POOLING. Neither the Company nor any Subsidiary nor any of the Company's "affiliates" (as defined in Opinion No. 16, as amended, of the Accounting Principles Board of the American Institute of Certified Public Accountants and the interpretive rulings issued thereunder) has taken or agreed to take any action that would affect the ability of the Buyer to account for the business combination to be effected by the transactions contemplated hereby as a pooling of interests under GAAP and applicable Securities and Exchange Commission ("SEC") interpretations.

         2.30 DISCLOSURE OF MATERIAL INFORMATION. Neither this Agreement nor any Ancillary Agreement, the financial statements (including the footnotes thereto), any Schedule, any exhibit, document or certificate delivered by or on behalf of the Company or the McIntyres pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading. There is no fact which materially adversely affects the business or condition (financial or otherwise), properties or operations of the Company and the Subsidiaries which has not been set forth herein.

         2.31 NET TANGIBLE ASSETS. As of the date hereof and as of the Closing Date, the Company's consolidated net tangible assets as determined in accordance with GAAP are not less than $100,000.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 28

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer hereby represents and warrants to each of Sellers as follows:

         3.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware with full power and authority to own, operate or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

         3.2 AUTHORIZATION OF TRANSACTION. All necessary action, corporate or otherwise, has been taken by Buyer to authorize the execution, delivery and performance of this Agreement, and the Agreement is the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         3.3 NO CONFLICT OF TRANSACTION WITH OBLIGATIONS AND LAWS.

              (a) Neither the execution, delivery and performance of this Agreement, nor the performance of the transactions contemplated hereby, will:
(i) constitute a breach or violation of the Buyer's Organizational Documents;
(ii) require any consent, approval or authorization of or declaration, filing or registration with any person other than a Government Authority described in paragraph (b) below; (iii) conflict with or constitute (with or without the passage of time or the giving of notice) a breach of, or default under any debt instrument to which Buyer is a party, or give any person the right to accelerate any indebtedness or terminate, modify or cancel any material right; (iv) constitute (with or without the passage of time or giving of notice) a default under or breach of any other material agreements, instrument or obligation to which the Company is a party or by which it or its assets are bound; or (v) result in a violation of any Law or Court Order applicable Buyer or its business or assets.

              (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby by Buyer do not require the consent, waiver, approval, authorization, exemption of or giving of notice by Buyer to any Government Authority, other than as required under the HSR Act.

         3.4 CAPITALIZATION OF BUYER; PURCHASE SHARES.

              (a) The authorized capital stock of Buyer consists of 1,000,000 shares of preferred stock, $.01 par value per share, of which as of the date of this Agreement no shares are issued or outstanding, and 43,000,000 shares of Buyer Common Stock, of which as of April 30, 2000, 16,598,076 shares were issued and outstanding.

              (b) The Purchase Shares have been duly authorized and when delivered will be validly issued, fully paid and nonassessable (except as provided in the Escrow Agreement).

         3.5 REPORTS AND FINANCIAL STATEMENTS.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 29

              (a) Buyer has previously furnished to Sellers complete and accurate copies, as amended or supplemented and as filed with the SEC, of its Annual Report on Form 10-K for the fiscal year ended September 30, 1999 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999 (collectively, the "Buyer SEC Reports").

              (b) The Buyer SEC Reports complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") in effect on the date thereof. The Buyer SEC Reports, when filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

              (c) Each of the financial statements (including the related notes) included in the Buyer SEC Reports presents fairly, in all material respects, the consolidated financial condition and the consolidated results of operations and cash flows of Buyer as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to the absence of complete footnotes.

         3.6 FINDER'S FEE. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         3.7 LITIGATION. There is no action, suit, claim, proceeding, investigation or arbitration proceeding pending (or, to the knowledge of the Buyer threatened) against or otherwise involving the Buyer or any Subsidiary of the Buyer or any of the members, managers, officers, directors, former officers, members, managers or directors, employees, shareholders or agents of the Buyer (in their capacities as such) and there are no outstanding Court Orders to which the Buyer or any Subsidiary of the Buyer is a party or by which any of its assets are bound, any of which (a) question this Agreement or any Ancillary Agreement or any action to be taken hereby or thereby or affect the transactions contemplated hereby; (b) materially restrict the present business properties, operations, prospects, assets or condition, financial or otherwise, of the Buyer or any Subsidiary of the Buyer or (c) will result in any materially adverse change in the business, properties, operations, prospects, assets or the condition, financial or otherwise, of the Company or any Subsidiary of the Buyer.

ARTICLE 4. COVENANTS OF THE COMPANY AND THE SELLERS.

         The Company and each of the Sellers hereby jointly and severally covenant and agree with the Buyer as follows:

         4.1 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing, the Company will do the following unless Buyer shall otherwise consent in writing:


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 30

              (a) conduct its business only in the ordinary course of business consistent with past practice and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

              (b) except with respect to the sale of inventory in the ordinary course of business refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $10,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

              (c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

              (d) refrain from entering into any material agreement or amending or terminating any material contract, agreement or license to which it is a party or waiving or releasing any material right or claim;

              (e) maintain its equipment and other assets in good working condition and repair according to the standards that it maintained to the date of this Agreement, subject only to ordinary wear and tear;

              (f) refrain from making any change or incurring any obligation to make a change in its Organizational Documents or changing its Interests or any other of its securities, including any rights to acquire any of the foregoing;

              (g) refrain from making any distribution in respect of Interests;

              (h) refrain from entering into any employment contract (other than as may be contemplated by this Agreement) or making any change in the compensation payable or to become payable to any of its members, managers, officers, employees or agents;

              (i) refrain from instituting, terminating, or changing any Benefit Plan, or making any representations, either oral or written, that it will do any of the foregoing;

              (j) withhold or remit with respect to all employees all employment taxes;

              (k) refrain from making any change in accounting methods or practices;

              (l) refrain from prepaying any loans from its members, managers,) or officers making any change in its borrowing arrangements;

              (m) refrain from merging, consolidating or reorganizing with, or acquiring, any entity;


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 31

              (n) refrain from agreeing to any assessment by any taxing authority or filing any Tax Return or amendment thereto, unless copies of such Tax Returns have been delivered to the Buyer for its review and approval prior to filing or from revoking any tax election or making any agreement or settlement with any taxing authority;

              (o) use its best efforts to prevent any change with respect to its banking arrangements;

              (p) use its best efforts to keep intact its business organization, to keep available its present officers, agents and employees and to preserve the goodwill of all suppliers, customers and others having business relations with it;

              (q) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in SCHEDULE 2.24 or equivalent insurance with any substitute insurers approved by Buyer;

              (r) perform all of its obligations under all contracts and other agreements relating to the Company, including the discharge of all accounts payable of the Company according to the terms and conditions of all invoices therefor except when the amount thereof is being contested in good faith, by appropriate proceedings and with adequate reserves therefor being set aside on the books of the Company;

              (s) maintain true, correct and complete books of accounts and records relating to the business of the Company;

              (t) comply in all respects with all Laws applicable to the conduct of the Company's business or its properties or assets;

              (u) promptly upon its knowledge thereof, advise Buyer in writing of the termination or resignation of any key employee and the circumstances therefore;

              (v) refrain from entering into any contract or commitment providing for payments in excess of $25,000 in any fiscal year, except in the ordinary course of business after consultation with Buyer;

              (w) pay all Taxes or assessments charges or levies imposed upon it or its income, profits or assets, or otherwise required to be paid by it, nor fail to pay when due any liability or charge that if, unpaid, might become an Encumbrance upon any of the Company's assets;

              (x) promptly upon its knowledge thereof, advise Buyer in writing of (i) any material adverse change in the financial condition or operations of the business of the Company; (ii) any event, condition or circumstance occurring from the date hereof until the Closing Date that would constitute a violation or breach of any representation, warranty, covenant, agreement or provision contained in this Agreement (provided, however, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant,


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 32
agreement or provision); or (iii) any event, occurrence, transaction or other item that would have been or required to have been disclosed on any Schedule, delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof; and

              (y) not take or permit to be taken any action that is represented or warranted in Section 2.9 not to have been taken since the Base Balance Sheet Date unless inconsistent with the provisions of this Section 4.1.

         4.2 ACCESS TO INFORMATION. From and after the date hereof, at reasonable times and upon reasonable notice to the Company, Buyer shall be entitled, through its employees, advisors and representatives, to make such investigation of the assets, properties, facilities, personnel, business and operations of the Company and the business of the Company and, to make such examination of the books, records and financial condition of the Company and the business of the Company, as Buyer reasonably requests. No investigation by Buyer shall diminish, obviate or constitute a waiver of, the enforcement of any of the representations, warranties, covenants or agreements of the Company or Sellers under this Agreement or any of the Ancillary Agreements. The Company and Sellers will furnish the representatives of Buyer with all information and copies of documents concerning the affairs of the business of the Company as such representatives may reasonably request and shall cause the appropriate officers, employees, consultants, agents, accountants and attorneys of Sellers to cooperate fully with such representatives in connection with such review and examination and will make full disclosure to Buyer of all material facts affecting the financial condition and business operations of the Company.

         4.3 GOVERNMENTAL PERMITS AND APPROVALS; CONTRACT CONSENTS. The Company and the Sellers will use their best efforts (with the reasonable assistance of Buyer to the extent required to obtain such approvals) to obtain promptly (i) all permits and approvals from any Government Authority required to be obtained by the Company for the lawful consummation of the Closing; (ii) the consents set forth or required to be set forth on SCHEDULE 2.6; (iii) the consents necessary to assign any contract which under the terms of the contract, requires the consent of another party for a sale of the Interests; and (iv) appropriate agreements, in form and substance reasonably satisfactory to Buyer, from the lessors of the Real Property leased by the Company or its Subsidiaries that they are not, and as a result of consummation of the transaction, will not become, in breach of those leases.

         4.4 MAINTENANCE OF GOVERNMENT AUTHORIZATIONS. The McIntyres will at all times prior to the Closing Date cause the Company to preserve and maintain each of the Government Authorizations free and clear of all Encumbrances. The McIntyres will not take any action or permit the Company to take any action which would cause any Government Authority to institute proceedings regarding any of the Governmental Authorizations or take any other action which would result in the Company being in noncompliance in any material respect with the requirements of any Government Authority having jurisdiction thereof.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 33

         4.5 COLLECTION OF RECEIVABLES. Between the date hereof and the Closing Date, the Company will use prudent practices in collection procedures in order to collect the Receivables so as not to jeopardize Buyer's future customer relations.

         4.6 EMPLOYEE COMPENSATION. The McIntyres agree to cause the Company to discharge when due all compensation and benefits to any employee under all pay and compensation practices applicable to the business of the Company and under any employment agreements payable in the ordinary course of business.

         4.7 BREACH OF REPRESENTATIONS AND WARRANTIES. Promptly upon the occurrence of, or promptly upon the Company or any Seller becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to the Company or any Seller prior to the date hereof, of any of the representations and warranties of the Company and Sellers contained in or referred to in this Agreement, such person shall give detailed written notice thereof to Buyer and the Company and Sellers will use their best efforts to prevent or promptly remedy the same.

         4.8 AGREEMENTS WITH RESPECT TO AFFILIATES. The Company will deliver to Buyer prior to the Closing Date, a letter identifying all persons who are, immediately prior to the Closing Date, "Affiliates" of the Company for purposes of Rule 145 under the Securities Act ("Rule 145"), or the rules and regulations of the SEC relating to pooling-of-interests accounting treatment for merger transactions (the "Pooling Rules"). The Company will use commercially reasonable efforts to cause each person who is identified as an "affiliate" to deliver to the Buyer as promptly as practicable a written agreement in the form attached hereto as EXHIBIT F (an "Affiliate Agreement") in connection with restrictions on affiliates under Rule 145 and the Pooling Rules. Buyer shall be entitled to place appropriate legends on the certificate evidencing any Purchase Shares to be received by Company affiliates, and to issue appropriate stop transfer instructions to the transfer agent for Purchase Shares, consistent with the terms of such Affiliate Agreements.

         4.9 CERTAIN FILINGS. The Company will cooperate with Buyer with respect to all filings with Government Authorities that are required to be made by the Company to carry out the transactions contemplated by this Agreement. The Company will assist Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Government Authority which may be reasonably required or which Buyer may reasonably request in connection with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company and the Sellers will respond to any requests for additional information and documents, provide the necessary information and make the necessary filings under the HRS Act and use best efforts to cooperate with Buyer in effecting the foregoing.

         4.10 POOLING ACCOUNTING TREATMENT. The Company and the McIntyres will use best efforts to cooperate with Buyer to cause the business combination to be effected by the transactions contemplated under this Agreement to be accounted for as a pooling-of-interests.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 34

The Company and Sellers will use best efforts to cause the Company's employees, officers, members, managers, Subsidiaries and affiliates not to take any action that would adversely affect the ability of the Buyer to account for the business combination to be effected by the transactions contemplated under this Agreement as a pooling-of-interests. Neither the Company nor any Subsidiary will take any action, including the acceleration of vesting of any options, or other rights to acquire Interests, which reasonably would be expected to interfere with Buyer's ability to account for the transactions contemplated under this Agreement as a pooling-of-interests.

         4.11 CONSUMMATION OF AGREEMENT. Each Seller shall use his best efforts to perform and fulfill, and to cause the Company to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, each of the Company and each Seller will obtain all necessary authorizations or approvals. From the date hereof until the termination of this Agreement, neither the Company nor any Seller will discuss or negotiate with any other party, or entertain or consider any inquiries or proposals received from any other party, concerning the possible disposition of the Company's business, assets or membership interests.

ARTICLE 5. CONDITIONS TO OBLIGATIONS OF BUYER.

         The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 5 will have been accomplished.

         5.1 DUE DILIGENCE REVIEW. Buyer shall have completed a review of the assets and business of the Company which is satisfactory to the Buyer in its sole discretion in all respects. Such review shall include a review of all of the financial files and records of the Company, including, without limitation, review of the financial budget of the Company for fiscal 2000 and strategic plans for the next two fiscal years of the Company, the business and legal records and files of the Company, including customer files, correspondence, invoices, licenses and permits full access to the Company's physical properties and appropriate personnel of the Company, and all patents and written materials related to the Company's trade secrets and proprietary systems, all of which shall be made available pursuant to Section 4.2 of this Agreement.

         5.2 REPRESENTATIONS; WARRANTEES; COVENANTS. Each of the representations and warranties of the Company and Sellers contained in Article 2 shall be true and correct as though made on and as of the Closing Date and the Company and the Sellers shall, on or before the Closing, have performed all of their obligations hereunder which by the terms hereof are to be performed by them on or before the Closing Date. The Company and each of the Sellers shall have delivered to Buyer certificates of the Company and each of the Sellers dated as of the Closing to the foregoing effect.

         5.3 RESIGNATIONS OF OFFICERS AND MANAGERS. The Company shall have delivered to Buyer at least five (5) business days prior to Closing, a complete and correct list of all of the officers


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 35
and managers of the Company and on or before Closing, Buyer shall have received the written resignation of each such officer and manager of the Company, which resignation will be effective no later than the Closing Date.

         5.4 RELEASES. Buyer shall have received from each of the Sellers (and in the case of Peninsula, solely in its capacity as an equity holder) and from each officer manager and member of the Company the waiver or release of any claims (including, but not limited to, claims arising out of the resignation of such person) against the Company and the Subsidiaries contemplated by Section
1.3 hereof in the form of EXHIBIT B hereto.

         5.5 OPINION OF SELLERS' COUNSEL.

              (a) At the Closing, Buyer shall have received from counsel for the McIntyres and the Company an opinion dated as of the Closing and substantially in the form set forth as EXHIBIT C-1 hereto and from counsel for Peninsula an opinion dated as of the Closing Date and substantially set forth as EXHIBIT C-2 hereto.

              (b) In rendering the foregoing opinion such counsel may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Buyer and its counsel, of officers of the Company or its affiliates or any Seller, and
(iii) an opinion or opinions of other counsel satisfactory to Buyer and its counsel, which opinions are in form and substance satisfactory to Buyer and its counsel. In the event such counsel relies upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Buyer and its counsel.

         5.6 NONCOMPETITION AGREEMENTS. The following agreements shall be delivered to the Buyer: (i) an Executive Non-Solicitation, Non-Competition and Proprietary Information Agreement executed by Ronald A. McIntyre in the form of EXHIBIT D-1 attached hereto; (ii) a Non-Solicitation, Non-Competition and Confidentiality Agreement executed by each of Christopher G. McIntyre in the form of EXHIBIT D-2 attached hereto; and (iii) within three (3) business days after closing, a Proprietary Information Agreement executed by (a) Ken McNutt;
(b) Kathy Mercer; (c) Brian Patterson; (d) Peter Schwartz; and (e) Kevin Swinsco, each in the form of EXHIBIT D-3 attached hereto. (the "Noncompetition Agreements").

         5.7 ESCROW AGREEMENT. There shall have been executed and delivered to Buyer an Escrow Agreement in substantially the form attached hereto as EXHIBIT E (the "Escrow Agreement") pursuant to which 10% of the Purchase Price shall be deposited by Buyer in escrow to secure payment of indemnification payable to Buyer hereunder.

         5.8 EMPLOYEE BENEFITS.

              (a) Prior to the Closing, the manager of the Company shall have voted to terminate its Section 401(k) Plan (the "Plan") effective one day prior to the Closing Date. After the Closing, participants in the Plan will be permitted to make direct rollovers of their Plan


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 36
balances (including loans) to the Section 401(k) Plan of the Buyer in which they participate. However, no distribution of assets will occur, except with respect to employees who discontinue employment with the Company, prior to issuance by the Internal Revenue Service of a determination upon termination that the distribution of assets from the terminated Plan is in accordance with the Internal Revenue Code.

              (b) The provisions of this Section 5.8 are not intended for the benefit of, or otherwise enforceable by, any third party.

         5.9 OPINIONS OF ACCOUNTANTS; POOLING.

              (a) The Buyer shall have received a letter from PricewaterhouseCoopers LLP, independent certified public accountants of the Buyer, regarding the appropriateness of pooling-of-interests accounting for the transactions contemplated hereby under APB 16 if closed and consummated in accordance with this Agreement. Such letter shall be in form and substance reasonably satisfactory to the Buyer.

              (b) The Buyer shall have requested, and the Sellers shall have received and delivered to the Buyer, a letter from Ernst & Young, independent certified public accountants of the Company, regarding the fact that the Company is eligible for pooling-of-interests accounting for the transactions contemplated hereby under APB 16 if closed and consummated in accordance with this Agreement. Such letter shall be in form and substance reasonably satisfactory to the Buyer.

         5.10 AFFILIATE AND LOCKUP AGREEMENTS. The Buyer shall have received from each person who is identified in the Affiliate letter as an "affiliate" of the Company, an Affiliate Agreement, and such Affiliate Agreement shall be in full force and effect. The Buyer shall have received from each Seller a Lockup Agreement in the form designated by Credit Suisse First Boston Corporation and attached hereto as EXHIBIT G, and such agreement shall be in full force and effect.

         5.11 ABSENCE OF CERTAIN LITIGATION. There shall not be any (a) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided; (b) suit, action or other proceeding by any Government Authority pending before any court or Government Authority, or threatened to be filed or initiated, in which the Government Authority seeks to prevent or prohibit of completion of any material transaction contemplated by this Agreement, or asserts the illegality thereof; or (c) suit, action or other proceeding by a private party pending before any court or Government Authority, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Buyer is likely to result in preventing or prohibiting completion of the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Buyer, in connection with the consummation of any material transaction contemplated hereby.


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

         5.12 NO BANKRUPTCY. The Company shall not (i) have commenced proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or substantially all of its property, or have consented to any such relief or to the appointment of or taking possession by any such official in a proceeding commenced against it, or have made a general assignment for the benefit of its creditors; (ii) have a proceeding commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereinafter in effect, or seeking the appointing of a trustee, receiver, liquidator, custodian or similar official of it or substantially all of its property; or (iii) have an attachment placed on all or a significant portion of its assets.

         5.13 GOVERNMENTAL APPROVALS, THIRD PARTY CONSENTS. Each of the parties hereto shall have received (i) all permits and approvals from each applicable Government Authority, that Buyer, in its sole discretion, determines are necessary, and (ii) all third party consents that Buyer in its sole discretion determines are necessary.

         5.14 LIABILITIES NOT EXCEEDING $7,088,505.47. The total liabilities (excluding trade liabilities incurred in the ordinary course of business and the severance obligation to Douglas Schram) assumed by the Buyer on the Closing Date as a consequence of Buyer's purchase of the Interests shall not exceed $7,088,505.47.

         5.15 PENINSULA NOTE AND PENINSULA WARRANT. The Peninsula Note shall have been transferred to the Buyer and the rights of Peninsula under the Peninsula Warrant shall have been transferred to the Buyer.

ARTICLE 6. CONDITIONS TO OBLIGATIONS OF THE SELLERS.

         The obligations of the Sellers to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 6 will have been accomplished.

         6.1 REPRESENTATIONS; WARRANTEES; COVENANTS. Each of the representations and warranties of Buyer contained in Article 3 shall be true and correct as though made on and as of the Closing Date and Buyer shall, on or before the Closing have performed all of its obligations hereunder which by the terms hereof are to be performed by it on or before the Closing. Buyer shall have delivered to Sellers a certificate of Buyer dated as of the Closing to the foregoing effect.

         6.2 ABSENCE OF CERTAIN LITIGATION. There shall not be any (a) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided; (b) suit, action or other proceeding by any Government Authority pending before any court or Government Authority, or threatened to be filed or initiated, in which the Government Authority seeks to prevent or prohibit completion of any material transaction contemplated by


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

this Agreement, or asserts the illegality thereof; or (c) suit, action or other proceeding by a private party pending before any court or Government Authority, or threatened to be filed or initiated, which in the reasonable opinion of counsel for Sellers is likely to result in preventing or prohibiting the consummation of any material transaction contemplated hereby or the obtaining of an amount in payment (or indemnification) of material damages from or other material relief against any of the parties or against any managers or members of the Company in connection with the consummation of any material transaction contemplated hereby.

         6.3 OPINION OF BUYERS' COUNSEL.

              (a) At the Closing, Sellers shall have received from counsel for the Buyer an opinion dated as of the Closing and substantially in the form set forth as EXHIBIT C-3 hereto.

              (b) In rendering the foregoing opinion such counsel may state their opinions on specific matters of fact to the best of their knowledge and, to the extent they deem such reliance proper, may rely on (i) certificates of public officials, (ii) certificates, in form and substance satisfactory to Buyer and its counsel, of officers of the Buyer or its affiliates or any Seller, and
(iii) an opinion or opinions of other counsel satisfactory to Sellers and their counsel, which opinions are in form and substance satisfactory to Sellers and their counsel. In the event such counsel relies upon any such certificate or opinion, a counterpart of each thereof shall be delivered to Sellers and their counsel.

ARTICLE 7. INDEMNIFICATION.

         7.1 DEFINITIONS  For purposes of this Article 7:

                  "Losses" means all losses, damages (including, without limitation, consequential damages), fines, penalties, liabilities, payments and obligations, and all expenses related thereto. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

                  "Buyer's Indemnified Persons" means the Buyer, subsidiary and affiliated corporations, their respective directors, officers, employees, stockholders and agents, the Company after the Closing, and any person serving as a manager, officer, employee or agent of the Company at Buyer's request after the Closing.

                  "Indemnified Person" means any person entitled to be indemnified under this Article 7.

                  "Indemnifying Person" means any person obligated to indemnify another person under this Article 7.


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

                  "Sellers' Indemnified Persons" means each Seller, any partner or agent of Peninsula and any person serving as a manager, officer, employee or agent of the Company at Buyer's request after the Closing.

                  "Third Party Action" means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person hereunder.

         7.2 INDEMNIFICATION BY SELLERS.

              (a) Subject to the limitations in paragraph (b) below, each of the Sellers, jointly and severally agrees to defend, indemnify and hold harmless Buyer's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

                    (i) resulting from or arising out of any breach of any of the representations or warranties made by the Company, Sellers or any of them in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the Closing; provided, that for the purpose of this Section 7.2, any qualification of such representations and warranties by reference to the materiality of matters stated therein, and any limitations of such representations and warranties as being "to the knowledge of" or "known to" or words of similar effect, shall be disregarded in determining any inaccuracy, untruth, incompleteness or breach thereof;

                    (ii) resulting from or arising out of any breach of any covenant or agreement made by the Company, the Sellers, or any of them pursuant to this Agreement; or

                    (iii) resulting from or arising out of any claim described on SCHEDULE 7.2(a)(iii).

              (b) (i) The Sellers shall have no liability under paragraph (a) unless one or more of the Buyer's Indemnified Persons gives written notice to the Sellers asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                            (A) for claims under clauses (i) and (ii), until the earlier of one (1) year after the Closing Date or the date of release of Buyer's audited financial statements for the fiscal year ended September 30, 2000; and

                            (B) for claims under clause (iii), a period of five years after the Closing Date;


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 40
except that, for any claim based upon a covenant or undertaking which by its terms is to be performed after the Closing, then the period above shall commence on the date when such covenant or agreement should have been performed.

                    (ii) The maximum amount for which the Sellers may be liable to all Buyer's Indemnified Persons pursuant to this Article 7 shall not be greater than 10% of the Purchase Price determined in accordance with the Escrow Agreement; provided, however, that the foregoing limitation shall not apply to any claim under Section 7.2(a) (iii) and, subject to clause (iii) below, Sellers shall be jointly and severally liable for the amount of such claim up to a maximum of $8,000,000.

                    (iii) All claims for indemnification or other recourse or legal action against Peninsula under this Article 7 shall be limited exclusively to the assets of Peninsula and to the assets held pursuant to the Escrow Agreement (subject to the terms of the Escrow Agreement); provided, that the McIntyres and Peninsula have entered into a Subrogation and Contribution Agreement and reciprocal Pledge Agreements dated the date hereof to assure their proportional contribution up to the $8,000,000 maximum amount, which agreements shall not be amended so as to reduce the assets available for recovery by Buyer's Indemnified Persons under clause (ii) without Buyer's consent. The Buyer hereby unconditionally releases the general and limited partners of Peninsula, or agents thereof, their successors and assigns, from any personal liability in connection with such claims for indemnification.

         7.3 DEFENSE OF THIRD PARTY ACTIONS.

              (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an Indemnified Person will give notice to the potential Indemnifying Person of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 7.

              (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

              (c) By written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Persons shall not in the defense of the Third Party Action enter into any settlement which does not include as a term thereof the giving by the third party claimant of an


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

unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

              (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

              (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

              (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party which assumed such defense.

         7.4 INDEMNIFICATION OF BUYER.

              (a) Subject to the limitations in paragraph (b) below, the Buyer agrees to defend, indemnify and hold harmless Sellers' Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them:

                    (i) Resulting from or arising out of any breach of any of the representations or warranties made by the Buyer in or pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the closing; provided, that for the purpose of this Section 7.4, any limitations of such representations and warranties as being "to the knowledge of" or "known to" or words of similar effect, shall be disregarded in determining any inaccuracy, untruth, incompleteness or breach thereof; or

                    (ii) resulting from or arising out of any breach of any covenant or agreement made by the Buyer in or pursuant to this Agreement.

              (b) The Buyer shall have no liability under paragraph (a) unless one or more of the Sellers' Indemnified Persons give written notice to Sellers asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto for a period of one (1) year after the Closing Date; except that, for any claim based upon a covenant or undertaking which by its terms is to be performed after the Closing, then the period above shall commence on the date when such covenant or agreement should have been performed.

         7.5 MISCELLANEOUS.

              (a) Buyer's Indemnified Persons shall be entitled to indemnification under Section 7.2(a) regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person unless expressly


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

disclosed on the Schedules attached to this Agreement (except as otherwise provided in SCHEDULE 7.2 (a)(iii)).

              (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

              (c) Buyer may, at its option, recover any amount owing by the Sellers for indemnification hereunder by setoff against any amounts that may otherwise be due from the Buyer or the Company to the Sellers, or any of them, whether hereunder or otherwise; provided, that Buyer shall not be required to recover such claims in such manner and may proceed against the Indemnified Party at any time or times for recovery of indemnification claims.

         7.6 PAYMENT OF INDEMNIFICATION. Any amount which may become due and payable to any of the Buyer's Indemnified Persons under Section 7.2 shall first be paid or otherwise satisfied out of the Escrow Fund until the same has been exhausted in accordance with the procedures therein. Thereafter, any other claims for indemnification under this Article 7 may be satisfied by whatever remedy is available at law or equity.

         7.7 EXCLUSIVE REMEDY. The Buyer hereby acknowledges and agrees that, from and after the Closing, its sole remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Article 7. In furtherance of the foregoing, the Buyer hereby waives, from and after the Closing, to the fullest extent permitted by law, any and all other rights, claims and causes of action it may have against the Sellers and partners, managers, officers, employees, agents, representatives and affiliates relating to the subject matter of this Agreement.

ARTICLE 8. TERMINATION OF AGREEMENT.

         8.1 TERMINATION. At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of the parties, (b) by either side if there has been a material misrepresentation, breach of warranty or breach of covenant by the other side in its representations, warranties and covenants set forth herein, (c) by Buyer if the conditions stated in Article 5 have not been satisfied at or prior to the Closing, (d) by the Sellers if the conditions stated in Article 6 have not been satisfied at or prior to the Closing, or (e) if the Closing shall not have occurred and the transactions contemplated hereby consummated by May 15, 2000, provided, that the right to terminate under this clause (e) shall not be available to any parties whose breach has been the cause of such failure to close.

         8.2 EFFECT OF TERMINATION. If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate but any breaching party shall remain liable to a nonbreaching party for its damages. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the


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

first party). Notwithstanding such termination, the provisions of Article 7 and Sections 10.4, 10.5, and 10.11 shall survive the termination of this Agreement.

         8.3 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 5 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder and have all obligations, undertakings, agreements and other provisions of this Agreement specifically performed by the Company and Sellers and Buyer shall have the right to obtain and order such specific performance in any of the Courts in the United States or any state or political subdivision thereof. If any of the conditions specified in Article 6 hereof have not been satisfied, Sellers shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder.

ARTICLE 9. REGISTRATION.

         9.1 REGISTRATION. Buyer shall file with the SEC on or before July 20, 2000, a registration statement under the Securities Act on Form S-3 (or any successor short form registration involving a similar amount of disclosure) for a public offering of all of the Purchase Shares and will use commercially reasonable efforts to cause such registration statement to become effective as soon as possible thereafter. Buyer will not be required to cause more than one registration statement to be filed pursuant to this Section 9.1. However, Buyer may postpone the filing of, or the request for acceleration of, effectiveness of, such registration statement for a reasonable amount of time up to a maximum of ninety (90) days if the Board of Directors of Buyer determines in good faith that there is a valid business purpose or reason for delaying such filing or request. The Sellers hereby acknowledge that certain other shareholders of the Buyer have "piggyback" registration rights, and that any Form S-3 filed pursuant to this Article 9 may include such shareholders' shares in addition to all of the Purchase Shares.

         9.2 CONDITIONS OF BUYER'S OBLIGATIONS TO REGISTER SHARES. Buyer's obligation under Section 9.1 to cause a registration statement or amendment to be filed shall be subject to the following conditions:

              (a) Sellers shall each have provided such consents, representations and information and executed such document as may reasonably be required in connection with such registration; and

              (b) All sales of Buyer Common Stock by the Sellers in any registered offering shall be made through a coordinating broker suitable to Buyer.

         9.3 EXPENSES. The expenses of registration of the Purchase Shares pursuant to Section 9.1 will be paid by Buyer. For purposes of this Section 9.3, the term "expenses" shall mean Federal, state and other registration and qualification fees, legal fees and expenses for the Buyer, auditing and accounting expenses incurred by the Buyer in connection with the registration and printing and other related expenses including salary and related overhead expenses of employees of the Buyer for time expended by such employees. Sellers shall be


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

responsible for the fees of their counsel and any and all brokers' commissions or underwriting discounts incurred in connection with the registration of Purchase Shares under Section 9.1.

         9.4 STATE SECURITIES LAWS. In connection with the registered offering of any Purchase Shares pursuant to this Agreement, Buyer will take such action as may be necessary to qualify or register the shares to be sold under the securities or "blue-sky" laws of such jurisdictions as may be reasonably requested by Sellers; provided, however, that Buyer will not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction in which it is not then qualified or to file any general consent to service of process.

         9.5 INDEMNIFICATION AND CONTRIBUTION.

              (a) To the extent permitted by law, Buyer will indemnify and hold harmless the Sellers, officers and directors of the Company, the partners of Peninsula and any underwriter (as defined in the Securities Act) and each person, if any, who controls any of them or such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse the Sellers, the officers and directors of the Company, Peninsula and each such underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 9.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the Buyer's consent (which consent shall not be unreasonably withheld or delayed), nor shall the Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Sellers or by any such underwriter selected by Seller, or any person controlling such underwriter.

              (b) To the extent permitted by law, Sellers will jointly and severally indemnify and hold harmless Buyer, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls the Buyer within the meaning of the Securities Act and any underwriter (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which Buyer or any such director, officer, controlling person, or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any


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

untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by Sellers expressly for use in connection with such registration; and Sellers will jointly and severally reimburse any legal or other expenses reasonably incurred by the Buyer or any such director, officer, controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action. It is agreed that the indemnity agreement contained in this Section 9.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld or delayed).

              (c) If the indemnification provided for in Section 9.5(a) and (b) hereof is unavailable to a person entitled to indemnification hereunder, then each person that would have been an indemnifying party hereunder will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified person for which indemnification is provided herein in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such indemnified party, respectively, in connection with the statements or omissions which resulted ion the loss, damages, etc. underlying such indemnification obligations. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Buyer and Sellers agree that it would not be just and equitable if contribution pursuant to this
Section 9.5(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9.5(c). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (d) Promptly after receipt by a party indemnified under this
Section 9.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.5, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify any indemnifying party promptly of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9.5, except to the extent that such indemnifying party is actually prejudiced thereby.


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INTERESTS FOR STOCK PURCHASE AGREEMENT                                   Page 46

              (e) Notwithstanding anything to the contrary in the foregoing, in no event shall any Seller's liability for indemnification or contribution under this Section 9.5 exceed the net proceeds received by him or it in the offering.

         9.6 MISCELLANEOUS PROVISIONS REGARDING REGISTRATION. Upon Buyer effecting registration of Purchase Shares hereunder, the Buyer will:

              (a) furnish to Sellers such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as Sellers may reasonably request in order to facilitate the disposition of the Purchase Shares registered in such registration statement; and

              (b) enter into such customary agreements and take all such other action in connection therewith as Sellers may reasonably request in order to expedite or facilitate the disposition of such Purchase Shares.

         9.7 SURVIVAL OF ARTICLE. Notwithstanding a breach of, or claim under, any other Article of this Agreement or the Escrow Agreement, Buyer's obligations and Seller's rights under this Article 9 shall continue in full force and effect.

ARTICLE 10. MISCELLANEOUS.

         10.1 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any schedule, certificate or financial statement delivered by any party to another party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for the applicable periods set forth in Article 7 and shall be further actionable subject to the limitations set forth therein, regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

         10.2 FEES AND EXPENSES. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of the Sellers or the Company relating in any way to the purchase and sale of the Interests hereunder shall be included in any account of the Company as of the Closing or shall be charged to or paid by Buyer. The expenses of the Sellers shall be borne by the Sellers in such proportions as they may agree.

         10.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder by any party hereto shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally; (b) on the business day following the business day sent if sent by prepaid domestically recognized overnight receipted courier if sent domestically; (c) on the third business day following the day sent if sent by prepaid internationally recognized overnight receipted courier if sent internationally; or (d) upon receipt telephonically acknowledged if sent by telecopier transmission on a business day or, if


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

not a business day, on the next following business day, if on a business day, or if not a business day, or the next following business day, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         If to the Sellers or, prior to the Closing, to the Company, to:

         Irvine Optical Company LLC
         1903 Empire Avenue
         Burbank, CA  91504
         Attention:  Ronald A. McIntyre
         Tel:     (818) 841-5320
         Fax:     (818) 845-5433

         with a copy to:

         Kirkpatrick & Lockhart LLP
         9100 Wilshire Boulevard, Suite 8
         Beverly Hills, CA  90212
         Attention:  Leib Orlanski
         Tel:     (310) 273-1870
         Fax:     (310) 274-8293

         If to Peninsula, to:

         Peninsula Capital Partners L.L.C.
         535 Griswold Street
         Detroit , Michigan 48226
         Attention: Scott Reilly
         Tel:     (313) 237-5100
         Fax:     (313) 237-5111

         With a copy to:

         Dickinson Wright LLC
         500 Woodward Avenue, Suite 4000
         Detroit, Michigan_ 48226
         Attention: Richard Bolton, Esq.
         Tel:     (313) 223-3500
         Fax:     (313) 223-3598


         If to the Buyer, to:

         Brooks Automation, Inc.
         15 Elizabeth Drive
         Chelmsford, MA 01824
         Attention:  Chief Financial Officer

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

         Tel:     (978) 262-2400
         Fax:     (978) 262-2500

         with a copy to:

         Brown, Rudnick, Freed & Gesmer
         One Financial Center
         Boston, MA  02111
         Attention:  David H. Murphree, Esq.
         Tel:     (617) 856-8200
         Fax:     (617) 856-8201

         and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

         10.4 PUBLICITY AND DISCLOSURES. Except as may be otherwise required for compliance with applicable stock exchange rules or securities laws, neither the Company nor the Sellers shall issue nor approve any news release or other public announcement concerning this Agreement (or any schedules or exhibits hereto) prior to the Closing without the prior written approval of the Buyer. Subsequent to the Closing, Buyer and Sellers may issue any news release, public announcement or published information or documents any of them deems necessary or desirable.

         10.5 CONFIDENTIALITY. The parties agree that they will keep confidential and not disclose or divulge any confidential, proprietary or secret information which they may obtain from the Company or Buyer in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, or reveal the financial or other terms and conditions of this Agreement unless such information is or hereafter becomes public information through means other than a default hereof by such party or is required to be disclosed by applicable law, including applicable securities laws or stock exchange rules or regulations. The obligations of this Section 10.5 shall survive any termination of this Agreement.

         10.6 TIME PERIOD. The parties acknowledge that time is of the essence with respect to the fulfillment of the respective obligations of the parties hereto and the Closing of the transactions contemplated by this Agreement.

         10.7 ENTIRE AGREEMENT. This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.


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

         10.8 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

         10.9 ASSIGNABILITY. This Agreement may not be assigned otherwise than by operation of law (a) by Buyer without the prior written consent of Sellers or
(b) by Sellers without the prior written consent of Buyer. However, any or all rights of Buyer to receive performance (but not the obligations of Buyer to Sellers hereunder) and rights to assert claims against Sellers in respect of breaches of representations, warranties or covenants of Sellers hereunder, may be assigned by Buyer to (i) any direct or indirect subsidiary, parent or other affiliate of Buyer, or (ii) any person or entity extending credit to Buyer to finance the purchase price, but any assignee of such rights under clause (i) or clause (ii) shall take such rights subject to any defenses, counterclaims and rights of setoff to which Sellers might be entitled under this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

         10.10 AMENDMENT. This Agreement may be amended only by a written agreement executed by Buyer, the Sellers.

         10.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts (other than the choice of law principles thereof), except that any representations and warranties with respect to real and tangible property shall be governed by and construed in accordance with the laws of the jurisdiction where such property is situated if other than in the State of Massachusetts.

         10.12 REMEDIES. The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, Sellers shall waive the defense that there is an adequate remedy at law. Sellers acknowledge that the Interests are unique and cannot be obtained on the open market. Without limiting any remedies Buyer may otherwise have hereunder or under applicable law, in the event any of the Sellers refuses to perform its obligations under this Agreement, Buyer shall have, in addition to any other rights at law or equity, the right to specific performance.

         10.13 LISTING OF PURCHASE SHARES. The Buyer shall list the Purchase Shares on the Nasdaq National Market promptly following the Closing Date.

         10.14 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         10.15 EFFECT OF TABLE OF CONTENTS AND HEADINGS. Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.


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


       [REMAINDER OF PAGE IS INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]












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


         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as an instrument under seal in multiple counterparts as of the date set forth above by their duly authorized representatives.


                            BUYER:

                            BROOKS AUTOMATION, INC.


                            By: /s/ Lynda A. Avallone
                                ---------------------------------
                            Name:  Lynda A. Avallone
                            Title: Vice President and Treasurer

                            COMPANY:

                            IRVINE OPTICAL COMPANY LLC


                            By: /s/ Ronald A. McIntyre
                                ---------------------------------
                            Name:  Ronald A. McIntyre
                            Title: President


                            SELLERS:

                            /s/ Ronald A. McIntyre
                            -------------------------------------
                            Ronald A. McIntyre


                            /s/ Christopher G. McIntyre
                            -------------------------------------
                            Christopher G. McIntyre


                            PENINSULA FUND LIMITED PARTNERSHIP


                            By: PENINSULA CAPITAL PARTNERS L.L.C.
                                ---------------------------------
                            Its General Partner
                                By: /s/ S. Reilly
                                Title: President



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



                     INTERESTS FOR STOCK PURCHASE AGREEMENT

                                    SCHEDULES

   Schedule 1.3              Assumed Indebtedness
   Schedule 2.1              Organization and Qualification of Company
   Schedule 2.2              Capitalization of Company; Member List
   Schedule 2.3              Subsidiaries; Other Securities
   Schedule 2.4              Exceptions to Authorization
   Schedule 2.5              Violations of Law
   Schedule 2.6              Conflict of Transaction With Obligations and Laws
   Schedule 2.7(a)           Financial Statements
   Schedule 2.7(b)           Quarterly Reports
   Schedule 2.7(e)           Auditors letters
   Schedule 2.8              Liabilities
   Schedule 2.9              Absence of Certain Changes
   Schedule 2.10             Taxes
   Schedule 2.11             Real Property
   Schedule 2.12             Receivables
   Schedule 2.13             Inventories
   Schedule 2.14(a)          Intellectual Property Rights
   Schedule 2.14(b)(i)       Licenses and Other Agreements
   Schedule 2.14(b)(ii)      Third Party Intellectual Property Rights
   Schedule 2.14(c)          Violation of Licenses
   Schedule 2.14(d)          Exceptions Regarding Intellectual Property Rights
   Schedule 2.14(e)          Product Licenses
   Schedule 2.14(f)          Nondisclosure Agreements
   Schedule 2.14(h)          Schedule Regarding Source Code Escrows
   Schedule 2.14(j)          Schedule Regarding Intellectual Property
   Schedule 2.15(a)          Contracts
   Schedule 2.15(b)          Violations
   Schedule 2.15(c)          Exceptions
   Schedule 2.15(d)          Material Customers and Suppliers
   Schedule 2.15(e)          Backlog
   Schedule 2.16(a)          Consulting and Employment Agreements
   Schedule 2.16(c)          Work Rules
   Schedule 2.16(g)          Fines
   Schedule 2.17             Employee Benefits
   Schedule 2.18(a)          Environmental Matters
   Schedule 2.19             Government Authorizations
   Schedule 2.20(a)          Warranty or other claims
   Schedule 2.20(b)          Product Returns
   Schedule 2.21             Litigation
   Schedule 2.22             Borrowings


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

   Schedule 2.23             Financial Service Relations
   Schedule 2.24             Insurance
   Schedule 2.27             Transactions with Interested Persons
   Schedule 7.2(a)(iii)      Schedule Regarding Certain Intellectual Property
                             Matters


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




                                    EXHIBITS

   Exhibit A                 List of Holders of Interests
   Exhibit B                 Form of Release by Officers, Directors and
                             Stockholders
   Exhibit C-1               Form of Opinion of  Counsel to Irvine and the
                             McIntyres
   Exhibit C-2               Form of Opinion of Counsel to Peninsula
   Exhibit C-3               Form of Opinion of Buyer's Counsel
   Exhibit D-1               Executive Non-Solicitation, Non-Competition and
                             Confidentiality Agreement
   Exhibit D-2               Non-Solicitation, Non-Competition and
                             Confidentiality
   Exhibit D-3               Non-Solicitation and Proprietary Information
                             Agreement
   Exhibit E                 Escrow Agreement
   Exhibit F                 Affiliate Agreement
   Exhibit G                 Lockup Agreement


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




                                    EXHIBIT A

                          LIST OF HOLDERS OF INTERESTS

                                                                                 NO. OF        NO. OF          TOTAL
                                                                                 PURCHASE      PURCHASE        NO. OF
                                            PERCENTAGE          UNITS/OTHER      SHARES AT     SHARES IN       PURCHASE
            NAME AND ADDRESS                 INTEREST            INTERESTS       CLOSING       ESCROW          SHARES
            ----------------                ----------          ------------     ---------     ---------       --------
Ronald A. McIntyre                            38.36%             900 units        106,157        11,795        117,952
27110 Bidwell Lane
Valencia, CA 91354

Christopher G. McIntyre                        4.26%             100 units         11,795         1,311         13,106
449 Missouri Avenue, Apt. 2
Cincinnati, OH 45226

The Peninsula Fund Limited                    57.38%             Warrant for       158,792       17,643        176,435
Partnership                                                        units and
c/o Peninsula Capital Partners                                  subordinated
L.L.C                                                                   debt
The Buhl Building
535 Griswold Street Suite 2050
Detroit, MI 48226
                                  TOTAL:        100%              1,000 units      276,744       30,749        307,493
                                                                          and
                                                                 subordinated
                                                                         debt


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